UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No._)

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MID-AMERICA APARTMENT COMMUNITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement
and
Notice of Annual Meeting of Shareholders

2018 Annual Meeting of Shareholders
Tuesday, May 22, 2018
11:00 a.m. local time

MAA Corporate Headquarters
5th Floor

6815 Poplar Avenue, Suite 500
Germantown, Tennessee 38138

Mid-America Apartment Communities, Inc.

April 9, 2018

To our shareholders:

You are invited to attend the 2018 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. to be held at 11:00 a.m., local time, on Tuesday, May 22, 2018, at our corporate headquarters, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138. The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about us.

Your vote is important. Whether you can or cannot attend the 2018 Annual Meeting of Shareholders, I encourage you to vote. Please complete, sign and return your proxy card or give your proxy authorization over the Internet or by phone prior to the meeting so that your shares will be represented and voted, regardless of whether or not you attend.

Along with the other members of the Board of Directors and management, I look forward to greeting you at the meeting if you are able to attend.

Cordially,

H. Eric Bolton, Jr.
Chairman of the Board of Directors and Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE, TIME & PLACE

DATE:	Tuesday, May 22, 2018
TIME:	11:00 a.m., local time
PLACE:	MAA Corporate Headquarters 6815 Poplar Avenue, Suite 500 Germantown, Tennessee 38138

ITEMS OF BUSINESS

Shareholders will consider and vote on the following items at the 2018 Annual Meeting of Shareholders:

1.	Election of the 12 directors named herein to serve for one year and until their successors have been duly elected and qualified;

2.	An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

3.	To approve the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan; and

4.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2018.

Shareholders will also consider any other business as may properly come before the meeting or any adjournment thereof.

WHO MAY VOTE

Shareholders of record at the close of business on Friday, March 16, 2018, are entitled to receive this notice and vote at the 2018 Annual Meeting of Shareholders and any adjournments or postponements of the 2018 Annual Meeting of Shareholders.

HOW TO VOTE

Your vote is important. Please refer to the Proxy Card and the accompanying Proxy Statement for information regarding your voting options. Even if you plan to attend the 2018 Annual Meeting of Shareholders, please take advantage of one of the advance voting options (see page 88) to ensure that your shares are represented at the 2018 Annual Meeting of shareholders. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.

By Order of the Board of Directors

Leslie B.C. Wolfgang
Senior Vice President,
Chief Ethics and Compliance Officer, and Corporate Secretary

Germantown, Tennessee
April 9, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Shareholders To Be Held on May 22, 2018:  The Proxy Statement and Annual Report to Shareholders including our Form 10-K are available at http://materials.proxyvote.com/59522J.

MID-AMERICA APARTMENT COMMUNITIES, INC.
PROXY STATEMENT FOR THE
2018 ANNUAL MEETING OF SHAREHOLDERS

Mid-America Apartment Communities, Inc. is soliciting proxies, and your vote is very important. For this reason, our Board of Directors requests that you allow your shares to be represented at the 2018 Annual Meeting of Shareholders by the proxies named on the enclosed Proxy Card. In connection with our solicitation of proxies, we are mailing this Proxy Statement, the enclosed Proxy Card, and our Annual Report to Shareholders (including our Form 10-K) to shareholders beginning on or about April 9, 2018.

If any other matter properly comes before the 2018 Annual Meeting of Shareholders, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

In this Proxy Statement, terms such as “MAA,” “we,” “us” and “our” refer to Mid-America Apartment Communities, Inc. Furthermore, “Annual Meeting” refers to the Mid-America Apartment Communities, Inc. 2018 Annual Meeting of Shareholders and “Board” refers to the Board of Directors of Mid-America Apartment Communities, Inc.

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SUMMARY OF VOTING MATTERS AND BOARD RECOMMENDATIONS

The below schedule provides summary information regarding the matters on which shareholders will consider and vote at the 2018 Annual Meeting of Shareholders. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting.

BOARD
RECOMMENDATION

PROPOSAL 1:	ELECTION OF DIRECTORS See full discussion beginning on Page 13	FOR each Nominee
The Board and Nominating and Corporate Governance Committee believe that the 12 director nominees will effectively represent the long-term interests of shareholders through their oversight and quality counsel to MAA’s management reflecting their extensive and diverse business experience and acumen.

PROPOSAL 2:	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION See full discussion beginning on Page 27	FOR
This is a non-binding advisory vote to approve the compensation of MAA’s Named Executive Officers as outlined in this Proxy Statement. The Board and Compensation Committee value the opinions of our shareholders and will take into account the outcome of this vote when considering future compensation decisions.

PROPOSAL 3:	APPROVE SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN See full discussion beginning on Page 60	FOR
The Board and Compensation Committee believe that utilizing equity incentive plans with awards tied to the successful execution of pre-determined performance goals is in the best long-term interest of shareholders as it better aligns employees’ focus and efforts with shareholder interests. We are seeking shareholder approval of an amended and restated stock incentive plan to, among other things, increase the number of shares available for issuance under the plan to 2,000,000 shares, in order to continue to attract and retain key individuals essential to MAA’s long-term strength and success.

PROPOSAL 4:	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS See full discussion beginning on Page 86	FOR
As a matter of good corporate governance, we are asking our shareholders to ratify the selection of our independent audit firm. The Board and Audit Committee believe that the appointment of Ernst & Young LLP as MAA’s independent audit firm for fiscal year 2018 is in the best long-term interests of MAA and our shareholders.

Shareholders will also consider any other business as may properly come before the meeting or any adjournment thereof. As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the 2018 Annual Meeting of Shareholders.

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GOVERNANCE

GOVERNANCE OVERVIEW

We believe that effective corporate governance is critical to our long-term health and our ability to create value for our shareholders. We have continued to review our corporate governance policies and practices and to compare them to the practices of other public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board determines that it would benefit us and our shareholders. Based on this review, the Board has established several governance-related documents which are outlined below.

CORPORATE GOVERNANCE GUIDELINES
Reflects the principles by which MAA and the Board operate and includes detailed specifications for director qualification, board responsibilities, share ownership requirements for directors and named executive officers, and equity retention requirements for named executive officers.

CODE OF CONDUCT
Applicable to our executive officers, including the Chief Executive Officer, or CEO, and Chief Financial Officer, or CFO, as well as our directors and all employees. We intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our CEO, Principal Financial Officer or Principal Accounting Officer) on our website. No waivers to the Code of Conduct have been made as of the date of this Proxy Statement.

WHISTLEBLOWER POLICY
Sets forth the procedures established by the Audit Committee for (i) the receipt, retention and treatment of complaints received by MAA regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting and auditing matters.

AUDIT COMMITTEE CHARTER
Outlines the duties and responsibilities of the committee in fulfilling its responsibility to oversee (i) the integrity of MAA’s financial statements, (ii) MAA’s compliance with legal and regulatory requirements, (iii) the independent public accounting firm’s qualification and independence; and (iv) the performance of MAA’s internal audit department and independent public accounting firm.

COMPENSATION COMMITTEE CHARTER
Outlines the duties and responsibilities of the committee in fulfilling its responsibilities to (i) discharge the responsibilities of the Board relating to compensation of MAA’s executive officers, (ii) establish compensation policies and incentive and equity-based award plans to attract, motivate and retain high quality leadership and compensate them in a manner consistent with the interests of MAA’s shareholders, (iii) oversee MAA’s risk assessment and risk management relative to compensation structures, (iv) review and discuss the Compensation Discussion & Analysis to be included in the Proxy Statement; and (v) provide the Compensation Committee Report for inclusion in the Proxy Statement that complies with the rules and regulations of the Securities and Exchange Commission, or SEC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
Outlines the duties and responsibilities of the committee to (i) provide assistance to the Board in identifying and recommending individuals qualified to serve as directors of MAA, (ii) review the composition of the Board, (iii) review and recommend corporate governance policies for MAA; and (iv) oversee the evaluation of the Board and management.

REAL ESTATE INVESTMENT COMMITTEE CHARTER	Outlines the duties and responsibilities of the committee to consider and approve or disapprove specific property acquisitions, dispositions or development projects for MAA.

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AVAILABILTY OF GOVERNANCE DOCUMENTS

You can find a copy of all of the documents included in the above table by clicking on “Governance Documents” in the “Corporate Overview” section of the “For Investors” page on our website at http://ir.maac.com.

Information from our website is not incorporated by reference into this Proxy Statement.

We will also provide a copy of any of the documents included in the above table without charge upon written request sent to:  MAA, Attention: Investor Relations, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a Code of Conduct, which specifies our policy relating to conflicts of interest.  The Code of Conduct states that a “conflict of interest” exists when an individual’s private interests interfere in any way or appear from the perspective of a reasonable person to interfere in any way with the interests of the company. Under the Code of Conduct, an employee who becomes aware of a potential conflict of interest must report the conflict to a supervisor, our legal department, internal audit department or human resources group. If the potential conflict of interest involves our CEO, any of our executive officers, or a director, our Board will determine whether to grant a waiver if a conflict of interest exists. On an annual basis, the Nominating and Corporate Governance Committee, as well as the full Board, reviews the independence of each director, all transactions involving related parties and any potential conflicts of interests. All transactions involving related parties must be approved by a majority of the disinterested members of our Board.

Based on the information presented to it, the Board and the Nominating and Corporate Governance Committee determined that no related party transactions occurred or were proposed since the beginning of 2017.

INDEBTEDNESS OF MANAGEMENT

None of our executive officers or directors were indebted to us during 2017.

RISK MANAGEMENT

Both the Board as a whole and its respective committees serve an active role in overseeing management of our risks. Our Board regularly reviews, with members of our senior management and outside advisors, information regarding our strategy and key areas of the company including operations, finance, legal and regulatory, as well as the risks associated with each.  Senior management as well as outside advisors also periodically meet with each committee and make representations associated with the risks relevant to the respective committee’s area of focus. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and reviewing the risks associated with our overall compensation practices and policies for all of our employees. The Audit Committee oversees risks associated with financial matters such as accounting, internal control over financial reporting, tax (including real estate investment trust, or REIT, compliance), fraud assessment and financial policies. The Nominating and Corporate Governance Committee manages risks associated with corporate governance policies, the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our Board is regularly informed through committee reports about such risks.

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COMMUNICATING DIRECTLY WITH OUR BOARD

Shareholders and other interested parties may communicate in writing with our Board, any of its committees, its non-management directors as a group or its independent directors as a group by using the following address:

MAA
ATTN: Corporate Secretary
6815 Poplar Avenue, Suite 500
Germantown, TN 38138

RE:  {group being addressed}

BOARD STRUCTURE

If all of our director nominees are elected by our shareholders, the leadership structure of our Board will include a combined Chairman of the Board and Chief Executive Officer, two additional non-independent directors and nine independent directors.  All of our directors serve with equal importance and have an equal vote on all matters. Our independent directors meet without management present at regularly scheduled executive sessions.

Mr. Graf serves as the Lead Independent Director. Our Board believes that we have been and continue to be well served by having our Chief Executive Officer also serve as Chairman of the Board. Our Audit, Compensation, and Nominating and Corporate Governance Committees are all led by chairmen who are independent directors and the membership of these three committees is 100% comprised of independent directors.  We believe that the current board leadership model, when combined with the experience of our Board, the strong leadership of our Lead Independent Director and other independent directors, the committees of the Board and the corporate governance policies already in place, strikes an appropriate balance between consistent leadership and independent oversight of our business and affairs.

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OVERVIEW OF 2017 BOARD

				Committee Membership (4)				Other Public Company Boards
Name	Age (3)	Director Since	Primary Occupation	A	C	NCG	REI
H. Eric Bolton, Jr.	61	1997	Chairman of the Board of Directors and Chief Executive Officer of MAA				XC	1
Russell R. French (1)	72	2016	Special Limited Partner of Moseley & Co. VI, LLC and Class B Partner of Moseley & Co. VII, LLC and Moseley & Co. SBIC, LLC	X				-
Alan B. Graf, Jr. (1)	64	2002	Executive Vice President and Chief Financial Officer of FedEx Corporation	L, XC				1
Toni Jennings (1)	69	2016	Chairman of the Board of Jack Jennings & Sons, Inc. and Jennings & Jennings, Inc.		X	X		2
James K. Lowder (1)	68	2013	Chairman of the Board of Directors of The Colonial Company		X	X		-
Thomas H. Lowder	68	2013	Past Chairman of the Board of Trustees and Chief Executive Officer of Colonial Properties Trust				X	-
Monica McGurk (1)	48	2016	Past Chief Growth Officer of Tyson Foods, Inc.		X	X		-
Claude B. Nielsen (1)	67	2013	Chairman of the Board of Directors and Past Chief Executive Officer of Coca-Cola Bottling Company United, Inc.		X	XC		-
Philip W. Norwood (1)	70	2007	Past President and Chief Executive Officer of Faison Enterprises, Inc.		XC	X	X	-
W. Reid Sanders (1)	68	2010	President of Sanders Properties, LLC and Sanders Investments, LLC	X			X	2
William B. Sansom (1) (2)	76	2006 – May 23, 2017	Chairman of the Board of Directors, Chief Executive Officer and President of H.T. Hackney Co.
Gary Shorb (1)	67	2012	Past President and Chief Executive Officer of Methodist Le Bonheur Healthcare	X				-
David P. Stockert	56	2016	Past Chief Executive Officer of Post Properties, Inc.				X	1
(1) Indicates an Independent Director
(2) Mr. Sansom retired from the Board on May 23, 2017
(3) Age is as of May 22, 2018, the meeting date for the Annual Meeting
(4) The chart reflects committee assignments as of April 9, 2018:
A = Audit Committee, C = Compensation Committee, L = Lead Independent Director, NCG = Nominating and Corporate Governance Committee, REI = Real Estate Investment Committee, XC = Committee Chair

INDEPENDENT DIRECTORS

Our Board has affirmatively determined that nine of our current 12 directors are independent: Russell R. French; Alan B. Graf, Jr.; Toni Jennings; James K. Lowder; Monica McGurk; Claude B. Nielsen; Philip W. Norwood; W. Reid Sanders; and Gary Shorb.  Each of these nine directors meets the independence standards of our Corporate Governance Guidelines, the listing standards of the New York Stock Exchange, or the NYSE, and applicable SEC rules.

A director is considered independent if our Board affirmatively determines that the director has no direct or indirect material relationship with us.  Consistent with the requirements of the SEC and the NYSE, our Board reviews all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors. Our Board has adopted the following categorical standards:

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•	A director who is an employee or whose immediate family member is one of our executive officers is not independent until three years after the end of such employment relationship.
•
A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

•
A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, any of our present or former internal or external auditors is not independent until three years after the end of the affiliation or the employment or auditing relationship.

•
A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s Compensation Committee is not independent until three years after the end of such service or the employment relationship.

•
A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Our Board consults with our General Counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time.

MATERIAL RELATIONSHIPS

None of our non-management directors had relationships with us during 2017 that the Board determined were material.

NUMBER OF BOARD MEETINGS

Our Board met four times during 2017.

DIRECTOR ATTENDANCE

All of the directors attended more than 75% of the meetings of our Board and their respective committees during the calendar year 2017.

REGULAR MEETINGS WITHOUT MANAGEMENT

Both our non-management directors and our independent directors regularly meet without management present.  The Board has determined that Messrs. Thomas H. Lowder and Stockert are not independent directors because each was the Chief Executive Officer of a company that MAA acquired within the past five years. We consider Messrs. Thomas H. Lowder and Stockert to be non-management directors, who meet from time-to-time with the independent directors without the participation of management. As Lead Independent Director, Mr. Graf presides over the meetings of both the non-management directors and the independent directors. The non-management directors and the independent directors both held four executive sessions during 2017.

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STANDING COMMITTEES

Our Board has four standing committees: Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee; and Real Estate Investment Committee.  All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent, pursuant to the standards set forth in our Corporate Governance Guidelines, the NYSE listing standards and applicable SEC rules. The Real Estate Investment Committee consists of two independent members and three non-independent members.  Each standing committee of our Board has a charter, which can be found in the “Governance Documents” section of the “Corporate Overview” link on the “For Investors” page of our website at http://ir.maac.com. Information from our website is not incorporated by reference into this Proxy Statement.

Additional information about each committee of our Board is outlined below.

AUDIT COMMITTEE
Current Members:
Alan B. Graf, Jr.,
Chairman
Russell R. French
W. Reid Sanders
Gary Shorb

100% independent
composition

8 meetings in 2017

2 Audit Committee
Financial Experts (1):
    Alan B. Graf, Jr.
    Russell R. French

(1)  Messrs. Graf and French meet the definitions of both Audit Committee financial expert under applicable SEC rules and independent director under applicable NYSE rules.

Committee Functions:
•    appoints, determines the compensation of, oversees and evaluates the work of the independent registered public accounting firm;
•    pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;
•      reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Qs and Form 10-Ks;
•      discusses earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and discusses generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies;
•      reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of our systems of internal accounting and financial controls;
•      establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•      reviews with management and the independent registered public accounting firm our compliance with the requirements for qualification as a REIT;
•      reviews and reassesses annually the Audit Committee Charter and submits any recommended changes to the Board for its consideration; and
•      issues a report annually as required by the SEC’s proxy solicitation rules.

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COMPENSATION COMMITTEE
Current Members: Philip W. Norwood, Chairman James K. Lowder Toni Jennings Monica McGurk Claude B. Nielsen 100% independent composition 4 meetings in 2017
Committee Functions:
•      reviews and approves our compensation objectives;
•      reviews and recommends the compensation programs, plans, and awards for the CEO to the Board and reviews and approves the same for the other executive officers, after taking into consideration any past “Say-on-Pay” votes by the shareholders;
•      reviews and approves any employment and severance arrangements and benefits of the CEO and other executive officers;
•      recommends to the Board how often MAA should submit to the shareholders the “Say-on-Pay” vote;
•      recommends the compensation for directors to the Board;
•      evaluates and oversees risks associated with the company’s compensation policies and practices;
•      acts as administrator, as may be required, for our equity-related incentive plans;
•      reviews and discusses with management the information contained in the Compensation Discussion & Analysis section of the Proxy Statement;
•      assesses the independence of, retains and oversees compensation consultants, outside counsel and other advisors assisting the committee with the performance of its duties;
•      reviews and reassesses annually the Compensation Committee Charter and recommends any proposed changes to the Board for approval; and
•      issues a report annually related to executive compensation, as required by the SEC’s proxy solicitation rules.

Roles of Executives in Establishing Compensation

While H. Eric Bolton, Jr., our CEO, does participate in general meetings of the Compensation Committee, he does not participate in executive sessions nor does he participate in any discussions determining his own compensation. Annually, upon request from the Compensation Committee, Mr. Bolton provides the Compensation Committee with data pertinent to his and other executive officers’ compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members and, at times, outside consultants before making final independent compensation decisions.   Mr. Bolton also provides data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, Mr. Bolton, along with our Chief Ethics and Compliance Officer and Corporate Secretary, prepares and presents to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee.

Use of Compensation Consultant

The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at our expense and upon terms established by the Compensation Committee.  The Compensation Committee routinely hires external consultants to review the compensation program offered to executive management, benchmark it against industry and peer levels, and offer suggestions for changes.  The Compensation Committee utilized Semler Brossy to consult on executive and director compensation for 2017. Semler Brossy does not provide any other services to the company or management.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Members: Claude B. Nielsen, Chairman Toni Jennings Monica McGurk James K. Lowder Philip W. Norwood 100% independent composition 3 meetings in 2017
Committee Functions:
•      provides assistance and oversight in identifying qualified candidates to serve as members of the Board;
•      reviews the qualification and performance of incumbent directors to determine whether to recommend them as nominees for re-election;
•      reviews and considers candidates for directors who may be suggested by any director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law;
•      recommends to the Board members to serve on the committees of the Board;
•      oversees the annual evaluation of the effectiveness of the current policies and practices of the Board and its committees;
•      reviews and reassesses annually the Nominating and Corporate Governance Committee Charter and submits any proposed changes to the Board for approval; and
•      reviews and recommends to the Board appropriate corporate governance principles that best serve the practices and objectives of the Board.

REAL ESTATE INVESTMENT COMMITTEE
Current Members: H. Eric Bolton, Jr., Chairman Thomas H. Lowder Philip W. Norwood W. Reid Sanders David P. Stockert 5 meetings in 2017
Committee Functions:
•      considers and approves or disapproves specific property acquisitions, dispositions or development projects within approval levels established annually by the Board;
•      refers and makes a recommendation on proposed property acquisitions or development projects outside the approval levels established annually by the Board;
•      reviews and reassesses annually the Real Estate Investment Committee Charter and submits to the Board any recommended changes; and
•      approves disposition of individual properties not included in the annual strategic plan reviewed and approved by the Board.

Our Board may, from time-to-time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by our Board.

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DIRECTOR COMPENSATION TABLE

As part of their analysis, consultants hired by the Compensation Committee to advise on executive officer compensation programs also review our director compensation programs and offer the Compensation Committee guidance to ensure director compensation programs are appropriate relative to our peer group. Directors who are our employees do not receive additional remuneration for serving as directors. Beginning with the election of directors at the 2017 Annual Shareholder Meeting, each non-employee director is compensated as outlined in the below table, contingent upon their continuing service on the Board.

ANNUAL CASH FEES
SERVICE FEE	$65,000	Compensation for serving on the Board
LEAD INDEPENDENT DIRECTOR FEE	$20,000	Compensation for additional duties related to serving as the Lead Independent Director
AUDIT COMMITTEE CHAIRMAN FEE	$17,500	Compensation for additional duties related to serving as the Audit Committee Chairman
AUDIT COMMITTEE MEMBER FEE	$7,500	Compensation for additional duties related to serving as an Audit Committee Member (committee chairman does not receive this fee)
COMPENSATION COMMITTEE CHAIRMAN FEE	$15,000	Compensation for additional duties related to serving as the Compensation Committee Chairman
COMPENSATION COMMITTEE MEMBER FEE	$6,250	Compensation for additional duties related to serving as a Compensation Committee Member (committee chairman does not receive this fee)
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHAIRMAN FEE	$10,000	Compensation for additional duties related to serving as the Nominating and Corporate Governance Committee Chairman
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MEMBER FEE	$3,750	Compensation for additional duties related to serving as a Nominating and Corporate Governance Committee Member (committee chairman does not receive this fee)
REAL ESTATE INVESTMENT COMMITTEE MEMBER FEE	$6,250	Compensation for additional duties related to serving as a Real Estate Investment Committee Member

ANNUAL GRANT OF SHARES OF RESTRICTED COMMON STOCK Made upon election to Board
$120,000	Shares vest at the end of the director’s year of service on the Board.

In accordance with our Non-Qualified Deferred Compensation Plan For Outside Company Directors, the directors have the option of having phantom stock issued into a deferred compensation account in lieu of receiving their Annual Cash Fees and/or their Annual Grant of Shares of Restricted Common Stock. If directors choose to defer their compensation in this manner, the compensation is then paid out in two annual installments either in shares of our common stock or in a cash equivalent, at the director’s election, beginning in the year following the year in which the director retired from the Board.

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The table below represents the compensation earned by each non-employee director during 2017.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Russell R. French	$70,000	$119,932	$-	$-	$-	$6,497	$196,429
Alan B. Graf, Jr.	$97,500	$119,932	$-	$-	$-	$87,792	$305,224
Toni Jennings	$72,500	$119,932	$-	$-	$-	$-	$192,432
James K. Lowder	$70,937	$119,932	$-	$-	$-	$-	$190,869
Thomas H. Lowder	$68,750	$119,932	$-	$-	$-	$3,057	$191,739
Monica McGurk	$72,500	$119,932	$-	$-	$-	$9,421	$201,853
Claude B. Nielsen	$78,750	$119,932	$-	$-	$-	$23,677	$222,359
Philip W. Norwood	$87,500	$119,932	$-	$-	$-	$51,808	$259,240
W. Reid Sanders	$76,250	$119,932	$-	$-	$-	$19,851	$216,033
William B. Sansom (4)	$35,000	$-	$-	$-	$-	$33,832	$68,832
Gary Shorb	$70,000	$119,932	$-	$-	$-	$36,283	$226,215
David P. Stockert	$68,750	$119,932	$-	$-	$-	$2,944	$191,626

(1)
This column represents annual director fees and committee chair and committee member fees regardless of whether they were paid as cash or deferred by the director and issued as phantom stock in MAA’s Non-Qualified Deferred Compensation Plan For Outside Company Directors.

(2)
This column represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant. The restricted common stock awards that were granted in 2017 include the following grants:

Name	Date of Grant	Price of Grant	Number of Shares	Vesting Schedule	2017 ASC 718 Expense	Full Grant Date Fair Value
Russell R. French	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
Alan B. Graf, Jr.	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
Toni Jennings	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
James K. Lowder	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
Thomas H. Lowder	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
Monica McGurk	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
Claude B. Nielsen	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
Philip W. Norwood	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
W. Reid Sanders	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
Gary Shorb	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932
David P. Stockert	5/23/2017	$100.11	1,198	100% on May 23, 2018	$69,960	$119,932

(3)	This column represents the dividend reinvestment shares acquired in our Non-Qualified Deferred Compensation Plan For Outside Company Directors during the year.

(4)	Mr. Sansom did not stand for re-election to the Board at the 2017 Annual Meeting of Shareholders.

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PROPOSAL 1:  ELECTION OF DIRECTORS

MATTER TO BE VOTED Election of the 12 directors named herein to serve for one year and until their successors have been duly elected and qualified.
Our Board proposes that H. Eric Bolton, Jr., Russell R. French, Alan B. Graf, Jr., Toni Jennings, James K. Lowder, Thomas H. Lowder, Monica McGurk, Claude B. Nielsen, Philip W. Norwood, W. Reid Sanders, Gary Shorb and David P. Stockert, all of whom are currently serving as directors, be elected for a term of one year and until their successors are duly elected and qualified. We have no reason to believe that any nominee for director will not agree or be available to serve as a director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board.

VOTE REQUIRED
The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the cast of more “For” votes than votes cast “Against” for each nominee are necessary at the meeting to elect a nominee as a director.

	Impact of Abstentions and Broker Non-Votes	Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
BOARD RECOMMENDATION	FOR	Our Board recommends a vote “FOR” each of the Director nominees.

Our Board believes that it is necessary for our directors to possess a variety of backgrounds and skills in order to provide a broad voice of experience and leadership. When searching for new candidates, the Nominating and Corporate Governance Committee considers the evolving needs of our Board and searches for candidates that fill any current or anticipated future gap. When evaluating new candidates, the Nominating and Corporate Governance Committee considers business management experience and education, industry knowledge, conflicts of interest, public company experience, integrity and ethics, and commitment to the goal of maximizing long-term shareholder value. The Nominating and Corporate Governance Committee does not have a policy about diversity, but does seek to provide our Board with a depth of experience and differences in viewpoints and skills. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers both the entirety of each candidate’s credentials and the current and potential future needs of our Board. With respect to the nomination of continuing directors for re-election, the individual’s contributions to our Board are also considered.

DIRECTOR RECOMMENDATION POLICY

It is the policy of the Nominating and Corporate Governance Committee to review and consider all candidates for nomination and election as directors who may be suggested by any of our directors or executive officers. It is also our policy to refer to our Nominating and Corporate Governance Committee for consideration any director candidate recommended by any shareholder if recommended in accordance with our Charter, Bylaws and applicable law.

If you would like to recommend a director candidate to our Nominating and Corporate Governance Committee, the recommendation must include the information specified in our Bylaws and must be received at our executive offices no later than December 18, 2018 for consideration by our Nominating and Corporate Governance Committee.

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If instead of recommending a director candidate, you would like to nominate a candidate directly for election by our shareholders other than pursuant to the proxy access provision of our Bylaws (see “Proxy Access” below), you must provide us the information required by our Bylaws, follow the procedures provided in our Bylaws and outlined below under the caption “How and When May I Submit a Shareholder Proposal for the 2019 Annual Meeting of Shareholders?” on page 19 and prepare your own proxy materials for our shareholders.

A copy of our Bylaws can be found on the SEC website (https://www.sec.gov) as an Exhibit to the Form 8-K which was filed on March 14, 2018.

PROXY ACCESS

Taking into account the Nominating and Corporate Governance Committee’s recommendation and management’s discussions with the proponent of a subsequently withdrawn proxy access shareholder proposal, effective March 13, 2018, the Board adopted amendments to our Bylaws to implement a proxy access provision.  The proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of MAA’s outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

A copy of our Bylaws can be found on the SEC website (https://www.sec.gov) as an Exhibit to the Form 8-K which was filed on March 14, 2018.

MINIMUM DIRECTOR QUALIFICATIONS

The Nominating and Corporate Governance Committee along with our Board is responsible for determining the skills and characteristics that each director and director nominee needs to have to serve as a director of the company. In determining director or director nominee qualifications, general requirements applicable to all directors as well as individual skills and experiences that should be represented on the Board as a whole, but not necessarily by each director, are considered.

The Nominating and Corporate Governance Committee considers each director nominee’s integrity, judgment, experience, independence, material relationships with us, time availability, service on other boards of directors and their committees, and any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee.  A director or director nominee’s knowledge and/or experience in areas such as, but not limited to, real estate investing or other related industries, REITs, management, leadership, public companies, equity and debt capital markets, and public company financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board and the needs of our Board as a whole.

The Nominating and Corporate Governance Committee seeks to provide diversity on our Board with a depth of experience and differences in viewpoints and skills. While the Nominating and Corporate Governance Committee does not have a policy about diversity as it pertains solely to our Board, all of our directors are participants along with our employees in our Code of Conduct which embodies diversity as a tremendous asset and one which should be actively embraced. The Nominating and Corporate Governance Committee seeks to embody the spirit of our Code of Conduct by valuing a diversity of experiences and perspectives in our directors and director nominees.

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The retirement age for our directors is 75. Our Corporate Governance Guidelines provide that no director may be nominated to a new term after his or her 75th birthday, unless the Board waives the retirement age for a specific director for special circumstances. While it is believed that a director’s knowledge and/or experience can continue to provide benefit to our Board following a director’s retirement from their primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken and therefore their ability to continue to be an active contributor to our Board will be reviewed. Upon a director’s change in employment status, they are required to notify the Chairman of our Board and the Nominating and Corporate Governance Committee of such change and to offer their resignation for review.

Members of the Nominating and Corporate Governance Committee as well as other members of the Board and members of executive management may meet with directors or director nominees for purposes of determining their qualifications.

We believe all our directors bring unique skills to our Board, integrity, high ethical standards and a dedication to representing our shareholders. Furthermore, all of our directors live in states in which we currently have real estate investments. We believe this provides them with geographic expertise related to our portfolio footprint.

Certain individual information regarding the qualifications of each of the nominees for director is set forth below. Directors’ ages are given as of the date of the Annual Meeting.

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NOMINEES FOR ELECTION

Terms will expire at the 2019 Annual Meeting of Shareholders.

H. ERIC BOLTON, JR. Chairman of the Board and Chief Executive Officer of MAA
Mr. Bolton joined MAA in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and later promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer in October 2001 and became Chairman of the Board in September 2002. Immediately prior to joining us, Mr. Bolton served as Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors, for which he worked for more than five years. Prior to that, Mr. Bolton worked in the commercial banking industry for seven years.

Director since: February 1997 Age: 61 Board Committees: Real Estate Investment (Chairman) Other Public Company Boards: EastGroup Properties, Inc. (2013–current)
Key Attributes, Experiences and Skills:

•     Ethical, decisive and effective leadership
•     Extensive business, operating and financial experience
•     Tremendous knowledge of MAA and the multifamily real estate industry
•     Additional depth to REIT and apartment experience and knowledge from service on the Advisory Board of Governors of NAREIT and the Executive Committee of the National Multifamily Housing Council
•     Broad strategic vision for MAA
•     Service as our Chairman and Chief Executive Officer creates a critical link between management and our Board, enabling our Board to perform its oversight function with the benefits of management's perspectives on the business

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RUSSELL R. FRENCH Special Limited Partner of Moseley & Co. VI, LLC and Class B Partner of Moseley & Co. VII, LLC and Moseley & Co. SBIC, LLC
Mr. French was appointed to the Board pursuant to the terms of the merger agreement between us and Post Properties, Inc., or Post.  Mr. French has been a special limited partner of Moseley & Co. VI, LLC since 2007 and a Class B Partner of both Moseley & Co. VII, LLC and Moseley & Co. SBIC, LLC since 2014. In addition, Mr. French has been a member of Moseley & Co. V, LLC, the general partner of a venture capital fund, since 2000. Mr. French is a retired venture capitalist and was previously a member of Moseley & Co. III and a partner of Moseley & Co. II, positions he held for more than five years. Mr. French is an Emeritus Trustee of Emory University.

Director since: December 2016 Age: 72 Board Committees: Audit Other Public Company Boards: Post Properties, Inc. (1993–2016)
Key Attributes, Experiences and Skills:

•     Provides a breadth of knowledge in company oversight from his extensive experience in evaluating businesses across a range of industries
•     Provides financial expertise including the evaluation of financial statements and long term company performance from his 30-year career as a venture capitalist
•     Mr. French’s previous service on the Board of Directors of Post provides our Board with historical knowledge and perspective of the Post portfolio and promotes stability in our operations following our merger with Post.

ALAN B. GRAF, JR. Executive Vice President and Chief Financial Officer of FedEx Corporation
Mr. Graf has been the Executive Vice President and Chief Financial Officer of FedEx Corporation since 1998 and is a member of FedEx Corporation’s Executive Committee. Mr. Graf served as Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. Mr. Graf also serves on the boards of Methodist Le Bonheur Healthcare and the Indiana University Foundation and is a University of Memphis Trustee.

Director since: June 2002 Age: 64 Board Committees: Audit (Chairman) Other Public Company Boards: NIKE, Inc. (2002–current)
Key Attributes, Experiences and Skills:

•     Offers valuable business leadership, management experience, and insight and guidance on strategic direction and growth opportunities from his 37-year career at FedEx Corporation
•     Provides financial expertise including an understanding of financial statements, corporate finance, accounting and capital markets from his financial background and his service on the audit committee of NIKE, Inc.

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TONI JENNINGS Chairman of the Board of Directors of Jack Jennings & Sons, Inc. and Jennings & Jennings, Inc.
Ms. Jennings was appointed to the Board pursuant to the terms of the merger agreement between us and Post. Ms. Jennings currently serves as the Chairman of the Board of Jack Jennings & Sons, Inc., a commercial construction firm, a position she has held for ten years. Ms. Jennings served as and was the first female Lieutenant Governor for the State of Florida from 2003 to 2007. Prior to that, Ms. Jennings served as President of Jack Jennings & Sons, Inc. from 1982 to 2003. During this time, Ms. Jennings also served in the Florida legislature, from 1976 to 2000, including 20 years in the Florida Senate where she served the last four years as Senate President.

Director since:
December 2016

Age:  69

Board Committees:
Compensation;
Nominating and Corporate
Governance

Other Public Company Boards:
Next Era Energy, Inc.
(2007-current);
Brown & Brown, Inc.
(2007-current & 1997-2003);
Post Properties, Inc.
(2011–2016)

Key Attributes, Experiences and Skills:

•     Offers insight from her extensive legislative and political experience gained through four years of service as Lieutenant Governor of the State of Florida and 24 years in the Florida legislature
•     Provides relevant business acumen from her 30 years of experience as an owner and operator of a successful industry-related business
•     Ms. Jenning’s previous service on the Board of Directors of Post provides our Board of Directors with historical knowledge and perspective of the Post portfolio and promotes stability in our operations following our merger with Post.

JAMES K. LOWDER Chairman of the Board of Directors of The Colonial Company
Mr. Lowder was appointed to the Board pursuant to the terms of the merger agreement between us and Colonial Properties Trust. Mr. Lowder has served as Chairman of the Board of The Colonial Company and its subsidiaries since 1995. Mr. Lowder is a member of the Home Builders Association of Alabama, the Greater Montgomery Home Builders Association, and serves on the Board of Directors of Alabama Power Company. James K. Lowder is the brother of Thomas H. Lowder, another one of our directors.

Director since: October 2013 Age: 68 Board Committees: Compensation; Nominating and Corporate Governance Other Public Company Boards: Colonial Properties Trust (1993-2013)
Key Attributes, Experiences and Skills:

•     Vast experience in the real estate development and construction industries in the Southeast
•     Extensive knowledge of all phases of the commercial real estate industry and economic cycles
•     Mr. Lowder’s previous service as a trustee for Colonial Properties Trust provides our Board with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust

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THOMAS H. LOWDER Past Chairman of the Board of Trustees and Chief Executive Officer of Colonial Properties Trust
Mr. Lowder was appointed to the Board pursuant to the terms of the merger agreement between us and Colonial Properties Trust. Mr. Lowder served as the Chairman of the Board of Trustees for Colonial Properties Trust from 1993 to October 2013 and as the Chief Executive Officer from 1993 to 2006 and again from 2008 to 2013. Mr. Lowder became President and Chief Executive Officer of Colonial Properties, Inc., Colonial Properties Trust’s predecessor, in 1976. Mr. Lowder also serves on the boards of Children's Hospital of Alabama, and Crippled Children's Foundation. Thomas H. Lowder is the brother of James K. Lowder, another one of our directors.

Director since: October 2013 Age: 68 Board Committees: Real Estate Investment Other Public Company Boards: Colonial Properties Trust (1993-2013)
Key Attributes, Experiences and Skills:

•     Depth of experience in the acquisition, development, management, and disposition of multifamily, office and retail properties
•     Tremendous knowledge of the markets in which we operate
•     Mr. Lowder’s previous service as Chief Executive Officer and Chairman of the Board for Colonial Properties Trust provides our Board with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust

MONICA McGURK Past Chief Growth Officer of Tyson Foods, Inc.
Ms. McGurk served as the Chief Growth Officer for Tyson Foods, Inc. through September 2017, having previously joined the company in 2016 as Executive Vice President of Strategy and New Ventures & President of Foodservice. Prior to joining Tyson Foods, Inc., Ms. McGurk worked for The Coca-Cola Company as Senior Vice President, Strategy, Decision Support and eCommerce, North America Group from 2014 to 2016, and as Vice President, Strategy & eCommerce from 2012 to 2014. Prior to her employment with The Coca-Cola Company, Ms. McGurk served for eight months as the Chief Executive Officer of The Alumni Factor, a digital media and information services start up. From 1992 to 2012, Ms. McGurk served in a variety of roles at McKinsey & Company, a global management consulting firm, including eight years as a partner.

Director since: March 2016 Age: 48 Board Committees: Compensation; Nominating and Corporate Governance Other Public Company Boards: None
Key Attributes, Experiences and Skills:

•     Offers valuable guidance on corporate strategy development, consumer analysis and marketing and eCommerce from her career with Tyson Foods, Inc., The Coca-Cola Company and McKinsey & Company
•     Provides valuable insight and guidance on how opportunities for enhanced branding and growth in web-based services and new technologies will continue to impact our platform and operations

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CLAUDE B. NIELSEN Chairman of the Board of Directors of Coca-Cola Bottling Company United, Inc.
Mr. Nielsen was appointed to the Board pursuant to the terms of the merger agreement between us and Colonial Properties Trust. Mr. Nielsen has served as Chairman of the Board of Directors for Coca-Cola Bottling Company United, Inc. since 2003. Mr. Nielsen served as chief executive officer of Coca-Cola Bottling Company United, Inc. from 1991 to his planned retirement in 2016. Mr. Nielsen had been appointed as president in 1990. Prior to 1990, Mr. Nielsen served as president of Birmingham Coca-Cola Bottling Company. Mr. Nielsen is currently a board member of the Birmingham Business Alliance.

Director since: October 2013 Age: 67 Board Committees: Compensation; Nominating and Corporate Governance (Chairman) Other Public Company Boards: Colonial Properties Trust (1993-2013);
Key Attributes, Experiences and Skills:

•     Unique perspective and insight as an experienced participant in the financial services and beverage industries
•     Extensive experience in the capital markets from his executive leadership of the Coca-Cola Bottling Company United, Inc. and his tenure as a director of Regions Financial Corporation
•     Mr. Nielsen’s previous service as a trustee for Colonial Properties Trust provides our Board with historical knowledge and perspective of the Colonial Properties Trust portfolio and promotes stability in our operations following our merger with Colonial Properties Trust

PHILIP W. NORWOOD Past President and Chief Executive Officer of Faison Enterprises, Inc.
Mr. Norwood is a Principal of Haviland Capital, LLC, an investment company.  Mr. Norwood served as the President and Chief Executive Officer of Faison Enterprises, Inc., a real estate development and investment company, from 1994 until his retirement in March 2013. Prior to joining Faison Enterprises, Inc., Mr. Norwood held several positions for Trammell Crow Company. Mr. Norwood is a member of several real estate associations and serves as the Chairman of the Board of Directors for Pacolet Milliken Enterprises, Inc.

Director since: August 2007 Age: 70 Board Committees: Compensation (Chairman); Nominating and Corporate Governance; Real Estate Investment Other Public Company Boards: None
Key Attributes, Experiences and Skills:

•     Extensive and in-depth real estate knowledge and experience, as well as capital markets and financial expertise from his 37-year career in the real estate industry and extensive participation in some of the most prominent real estate associations
•     Astute insight into operational and strategic matters as well as potential acquisitions and divestitures
•     Industry specific operational experience, making him uniquely qualified to serve as the Chairman of the Compensation Committee as he has a keen understanding of executive compensation, its impact on recruitment and retention and the alignment of management and shareholder interests

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W. REID SANDERS President of Sanders Properties, LLC and Sanders Investments, LLC
Mr. Sanders is the Co-Founder and served as the Executive Vice President of Southeastern Asset Management, and the President of Longleaf Partners Funds, from 1975 to 2000. Prior to 1975, Mr. Sanders served as an investment officer and worked in credit analysis and commercial lending in the banking industry from 1971 to 1975. Mr. Sanders currently serves on the Board of Directors, Compensation Committee and Executive Committee for Independent Bank, serves on the Investment Committee at Cypress Realty, a limited partnership involved in commercial real estate, and is on the Advisory Board of SSM Venture Partners III, L.P.

Director since:
March 2010

Age:  68

Board Committees:
Audit;
Real Estate Investment

Other Public Company Boards:
Two Harbors Investment Corp.
(2009-current);
Granite Point Mortgage (2017-current);
Silver Bay Realty Trust Corp.
(2016-2017)

Key Attributes, Experiences and Skills:

•      Financial expertise and valuable insight into the capital markets from his 42-year career in the financial industry
•      Valuable insights regarding the evaluation of potential acquisitions and divestitures from his service on the Investment Committee of a commercial real estate limited partnership
•      Mr. Sanders’ understanding of financial statements, corporate finance, and accounting makes him a valued member of the Audit Committee

GARY SHORB Past President and Chief Financial Officer of Methodist Le Bonheur Healthcare
Mr. Shorb served as the President and Chief Executive Officer of Methodist Le Bonheur Healthcare, an integrated healthcare system that comprises a 7-hospital operation, from 2001 to his planned retirement in 2016. Mr. Shorb served as a Senior Advisor to the Chief Executive Officer through April 2017. Mr. Shorb joined Methodist Le Bonheur Healthcare in 1990 as Executive Vice President. Before joining Methodist Le Bonheur Healthcare, Mr. Shorb served as President of the Regional Medical Center in Memphis, Tennessee for 4 years. Prior to his work in the healthcare industry, Mr. Shorb worked as a project engineer with Exxon and served as a Lieutenant Commander in the U.S. Navy. Mr. Shorb serves on a number of civic and non-profit boards and is currently serving as the Executive Director of The Urban Child Institute.

Director since: May 2012 Age: 67 Board Committees: Audit Other Public Company Boards: None
Key Attributes, Experiences and Skills:

•      Offers valuable business leadership with expertise and experience in organizational development, management and business finance from his long career at Methodist Le Bonheur Healthcare and senior leadership positions held prior to joining Methodist Le Bonheur Healthcare
•      Insights and experience directly attributable to our service-based operations from his experience as the Chief Executive Officer of a large consumer and service-based operation

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DAVID P. STOCKERT Past Chief Executive Officer and President of Post Properties, Inc.
Mr. Stockert was appointed to the Board pursuant to the terms of the merger agreement between us and Post. Mr. Stockert served as Chief Executive Officer and President of Post from 2002 to 2016 and as President and Chief Operating Officer from 2001 to 2002. Prior to joining Post, Mr. Stockert served as Executive Vice President of Duke Realty Corporation from 1999 to 2000, and as Senior Vice President and Chief Financial Officer of Weeks Corporation from 1995 to 1999. Prior to joining Weeks Corporation, Mr. Stockert was an investment banker and a certified public accountant. Mr. Stockert currently serves on multiple civic and charitable organizations in the Atlanta area.

Director since: December 2016 Age: 56 Board Committees: Real Estate Investment Other Public Company Boards: Duke Realty Corporation (2017-current); Post Properties, Inc. (2002–2016)

Key Attributes, Experiences and Skills:

•      Depth of experience in the acquisition, development, management, and sale of multifamily, office and retail properties
•      Provides a breadth of industry knowledge having spent 26 years of his career working for three publically-traded REITs, and serving on the board of another REIT
•      Mr. Stockert’s previous service as Chief Executive Officer for Post provides our Board with historical knowledge and perspective of the Post portfolio and promotes stability in our operations following our merger with Post.

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STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The number of shares owned and percentage ownership in the following table is based on 113,643,165 shares of common stock outstanding on December 31, 2017. The following table sets forth information as of December 31, 2017, regarding each person known to us to be the beneficial owner of more than five percent of our common stock.  The information in the following table is based solely on Schedule 13G filings with the SEC by the respective identified beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Notes
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,250,800	17.8%
The Schedule 13G indicates the entity has sole power to vote or to direct the vote for 289,042 shares, shared power to vote or to direct the vote for 165,568 shares, sole power to dispose or to direct the disposition of 19,932,913 shares, and shared power to dispose or to direct the disposition of 317,887 shares. The shares indicated include the 7,649,289 shares beneficially owned by Vanguard Specialized Funds – Vanguard REIT Index Fund, an affiliate of Vanguard Group, Inc.

Vanguard Specialized Funds - Vanguard REIT Index Fund 100 Vanguard Blvd. Malvern, PA 19355	7,649,289	6.7%
The Schedule 13G indicates the entity has sole power to vote or to direct the vote for 7,649,289 shares. The shares indicated are included in the 20,250,800 shares beneficially owned by The Vanguard Group, Inc. and should not be added to those shares to indicate total beneficial ownership by The Vanguard Group, Inc.

BlackRock, Inc. 55 East 52nd St New York, NY 10055	11,003,658	9.7%	The Schedule 13G indicates the entity has sole power to vote or to direct the vote for 10,029,929 shares and sole power to dispose or to direct the disposition of 11,003,658 shares.
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	6,466,649	5.7%	The Schedule 13G indicates the entity has shared power to vote or to direct the vote for 6,466,649 shares, and shared power to dispose or to direct the disposition of 6,466,649 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The number of shares owned and percentage ownership in the following table is based on 113,696,262 shares of common stock outstanding on February 28, 2018.  We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of February 28, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

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The following table sets forth the beneficial ownership of our common stock as of February 28, 2018 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group. Unless otherwise indicated, voting power and investment power are exercisable solely by the named person. The address of each officer, director and/or nominee listed below is 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent of Class	Notes
H. Eric Bolton, Jr. (2)	339,308	(1)
Includes 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units; 7,943 shares attributed to Mr. Bolton in our Employee Stock Ownership Plan; and 9,139 shares owned in a joint account with his wife for which Mr. Bolton has shared voting and investment power.

Albert M. Campbell, III	54,134	(1)
Includes 2,833 shares attributed to Mr. Campbell in our Employee Stock Ownership Plan; and 1,100 shares of which Mr. Campbell has shared voting and investment power (100 shares held by Mr. Campbell through an individual retirement account, and 1,000 shares Mr. Campbell owns in a joint account with his wife).

Robert J. DelPriore	26,000	(1)
Russell R. French (2)	25,739	(1)	Includes 2,976 shares held in a deferred compensation account.
Alan B. Graf, Jr. (2)	36,970	(1)	Includes 26,642 shares held in a deferred compensation account.
Thomas L. Grimes, Jr.	54,160	(1)	Includes 3,575 shares attributed to Mr. Grimes in our Employee Stock Ownership Plan; and 1,311 shares owned by Mr. Grimes’ spouse in our Employee Stock Ownership Plan.
Toni Jennings (2)	4,737	(1)
James K. Lowder (2)	238,886	(1)
Includes 233,716 shares that Mr. Lowder has the current right to acquire upon redemption of limited partnership units, as to 4,990 of which Mr. Lowder would have shared voting and investment power (4,990 owned by JKL Investments, LLC); 208,726 of the limited partnership units owned by Mr. Lowder are pledged as collateral on various loans.

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Name	Aggregate Number of Shares Beneficially Owned	Percent of Class	Notes
Thomas H. Lowder (2)	281,311	(1)
Includes 248,654 shares that Mr. Lowder has the current right to acquire upon redemption of limited partnership units, 19,928 of which Mr. Lowder would have shared voting and investment power (19,928 owned by THL Investments, LLC); 1,339 shares held in a deferred compensation account; 25,791 shares held by Mr. Lowder through an individual retirement account for which Mr. Lowder has shared voting and investment power; and 357 shares indirectly owned by Mr. Lowder (357 shares owned by THL Investments, LLC).

Monica McGurk (2)	3,858	(1)	Includes 3,858 shares held in a deferred compensation account.
Claude B. Nielsen (2)	31,780	(1)
Includes 2,111 shares that Mr. Nielsen has the current right to acquire upon redemption of limited partnership units; 7,628 shares held in a deferred compensation account; and 3,423 shares that Mr. Nielsen has the right to acquire upon the exercise of options.

Philip W. Norwood (2)	23,993	(1)	Includes 15,906 shares held in a deferred compensation account.
W. Reid Sanders (2)	140,072	(1)
Includes 107,000 shares that Mr. Sanders has the current right to acquire upon redemption of limited partnership units; 6,363 shares held in a deferred compensation account; 6,000 shares held by Mr. Sanders through an individual retirement account for which Mr. Sanders has shared voting and investment power; and 7,600 shares Mr. Sanders holds indirectly and for which he has shared voting and investment power, of which 5,900 shares Mr. Sanders has authority to vote as trustee or through a power-of-attorney and 1,700 shares owned by Mr. Sanders’ spouse.

Gary Shorb (2)	16,555	(1)	Includes 11,805 shares held in a deferred compensation account.
David P. Stockert (2)	159,915	(1)	Includes 1,915 shares held in a deferred compensation account; 53,812 shares owned by Mr. Stockert’s spouse and 27,008 shares that Mr. Stockert has the right to acquire upon the exercise of options.
All Directors, Director Nominees and Executive Officers as a group (15 persons)	1,437,418	1.26%
Includes 701,481 shares that may be acquired upon redemption of limited partnership units; 78,432 shares held in deferred compensation accounts; 15,662 shares held in our Employee Stock Ownership Plan; and 30,431 shares that may be acquired upon the exercise of options.

(1)	Represents less than 1% of the total.
(2)	Director nominee.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors, executive officers and certain beneficial owners of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and furnish us with copies of all forms filed.

To our knowledge, based solely on review of the copies of such reports furnished us and representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our directors and executive officers were completed on a timely basis, except for the Forms 4 filed on September 29, 2017 which were due on September 28, 2017 for transactions on September 26, 2017 on behalf of Russell R. French, Alan B. Graf, Jr., Thomas H. Lowder, Monica McGurk, Philip W. Norwood, W. Reid Sanders, William B. Sansom, Gary Shorb and David P. Stockert, as MAA inadvertently failed to timely file the Forms 4 representing shares related to their quarterly non-employee director compensation on their behalf.

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

The following individuals served as our named executive officers in 2017:

Name and Position	Age	Experience
H. Eric Bolton, Jr. Chairman of the Board and Chief Executive Officer	61
Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer in October 2001 and became Chairman of the Board in September 2002. Prior to joining us, Mr. Bolton was with Trammell Crow Company for more than five years, and was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. Prior to that, Mr. Bolton worked in the commercial banking industry for seven years.

Albert M. Campbell, III Executive Vice President and Chief Financial Officer	51
Prior to his appointment as Chief Financial Officer in January 2010, Mr. Campbell served as our Executive Vice President, Treasurer and Director of Financial Planning and was responsible for managing the funding requirements of the business to support corporate strategy.  Mr. Campbell joined us in 1998 and was initially responsible for external reporting and financial planning.  Prior to joining us, Mr. Campbell worked as a Certified Public Accountant with Arthur Andersen and served in various finance and accounting roles with Thomas & Betts Corporation.

Robert J. DelPriore Executive Vice President and General Counsel	50
Mr. DelPriore joined us in August 2013 as our Executive Vice President and General Counsel. Prior to joining us, Mr. DelPriore was a partner in the securities department of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC from February 2008 through August 2013; during which time he served as counsel to MAA. Prior to that, Mr. DelPriore was a partner in the corporate securities group of Bass, Berry & Sims PLC; during which time he served as counsel to MAA.

Thomas L. Grimes, Jr. Executive Vice President and Chief Operating Officer	49
Mr. Grimes was promoted to Chief Operating Officer in December 2011, having previously served as Executive Vice President and Director of Property Management.  Prior to this position, Mr. Grimes served us as an Operations Director over the Central and North Regions. Mr. Grimes also served as Director of Business Development where he worked with our joint venture partners, managed our new development efforts and directed our ancillary income business. Mr. Grimes joined us in 1994.

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PROPOSAL 2:  ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

MATTER TO BE VOTED An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our “named executive officers”.  Therefore, shareholders are asked to approve the compensation paid to our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the compensation tables and the accompanying narrative discussion included in this Proxy Statement.

VOTE REQUIRED
For the advisory (non-binding) vote on the compensation of our named executive officers to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. The vote under this proposal is advisory, and therefore, not binding on us, our Board or the Compensation Committee. However, our Board, including the Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

	Impact of Abstentions and Broker Non-Votes	Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

BOARD RECOMMENDATION	FOR	Our Board recommends a vote “FOR” the advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion & Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The vote on executive compensation is an advisory, non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion & Analysis Section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of the Board, or our compensation policies as they relate to risk management.

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Our philosophy in setting compensation policies for named executive officers has five fundamental objectives: (1) to align the financial interests of our executives’ interests with those of our shareholders both in the short and long term; (2) to provide incentives for achieving and exceeding annual and long-term performance goals; (3) to attract and retain a highly skilled team of executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies; (4) to reward superior corporate and individual performance achieved through ethical leadership; and (5) to appropriately reward executive officers for creating long-term shareholder value and returns. The Compensation Discussion & Analysis section provides a more detailed discussion of the executive compensation program and compensation philosophy.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

INTRODUCTION
Our Compensation Discussion & Analysis provides a detailed discussion of our executive compensation philosophy, objectives and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions.  Our Compensation Discussion & Analysis focuses on the compensation of our named executive officers for 2017, who were:

Name	Title
H. Eric Bolton, Jr.	Chairman of the Board and Chief Executive Officer
Albert M. Campbell, III	Executive Vice President and Chief Financial Officer
Robert J. DelPriore	Executive Vice President and General Counsel
Thomas L. Grimes, Jr.	Executive Vice President and Chief Operating Officer

Our compensation philosophy is that compensation for all employees, including our named executive officers, should be:

•	fair and equitable when viewed both internally and externally;

•	competitive in order to attract and retain the best qualified individuals; and

•	aligned with performance.

We have designed our compensation programs to reflect each of these characteristics.  Our named executive officers receive a compensation package that primarily consists of an annual base salary, annual incentive awards and long-term incentive awards.  The performance-based incentives seek to reward both short-term and long-term results and to align the interests of our named executive officers and other participants with the interests of our shareholders. Generally, our long-term compensation is in the form of restricted shares of our common stock, where the majority of the opportunity for our named executive officers is in the form of performance shares which may only be earned based on the achievement of specified total shareholder return results and other company performance metrics. Our Board has established stock ownership guidelines of three times annual base salary for our Chief Executive Officer and two times annual base salary for our other named executive officers, as well as retention requirements to retain 50% of net shares (after paying tax liabilities) following a vesting, which act to further align the interests of our named executive officers with those of our shareholders.

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2017 SAY ON PAY VOTE

As previously announced at the 2017 Annual Meeting of Shareholders, our named executive officer compensation for 2016 was approved by over 94% of the votes cast on the matter. The Compensation Committee and MAA considered these results to be an endorsement by shareholders of our target level and actual executive compensation.

2017 ACHIEVEMENTS AND VALUE CREATION

Our Net Income Available for MAA Common Shareholders for 2017 was $2.86 per diluted common share, which was a 6.3% increase from $2.69 per diluted common share for 2016. Results for 2017 included $1.12 per diluted common share of gains related to the sale of real estate assets; $0.18 per diluted common share of merger and integration costs related to the merger with Post; and $0.08 per diluted common share of non-cash income related to an embedded derivative in the preferred shares issued in the merger with Post. Results for 2016 included $1.05 per diluted common share of gains related to the sale of real estate assets and $0.52 per diluted common share of merger and integration costs related to the merger with Post.

Funds From Operations, or FFO, for 2017 was $5.94 per diluted common share and unit, or per Share, which represented a 6.3% growth over $5.59 per diluted Share for 2016. Results for 2017 included $0.07 per Share of non-cash income related to an embedded derivative in the preferred shares issued in the merger with Post, and $0.17 per Share of merger and integration costs related to the merger with Post. Results for 2016 included $0.49 per share of merger and integration costs related to the merger with Post.

For a description of how we calculate FFO, and for a reconciliation of FFO to net income available to MAA common shareholders, which is the most directly comparable financial measure calculated in accordance with U.S. generally accepted accounting principles, or GAAP, see Appendix B.

We completed our merger with Post on December 1, 2016, forming a combined company with equity market capitalization of approximately $11 billion and total market capitalization of approximately $15 billion, as of the effective date of the merger. Following the merger, Standard & Poor’s Ratings Services upgraded our senior unsecured rating to BBB+ with a stable outlook and MAA was added to the benchmark S&P 500 Index. During 2017, we made significant progress towards fully integrating our operating, financial reporting and technology platforms to obtain synergies in gross overhead costs, and capture additional opportunities and savings from enhanced efficiencies due to increased portfolio scale, reconciling various operating practices, significant redevelopment opportunities at a number of the legacy Post communities, and improved cost of capital due to increased strength and liquidity of the combined balance sheet.

During 2017, we redeveloped a total of 8,375 apartment units at an average cost of $5,463 per unit, achieving average rental rate increases of 8.8% above non-renovated units.

We continued to recycle capital in 2017, acquiring 2 communities for a combined purchase price of $134.3 million, and selling 5 communities for combined gross proceeds of $186.3 million and recorded gains on sale of $127.4 million.

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Total shareholder return for 2017 was 6.3%, inclusive of approximately $395.3 million paid to common shareholders in the form of cash dividends, outperforming the SNL US REIT Multifamily Index, a benchmark index for our industry.

2017 Total Shareholder Return

Total shareholder return is a measure of the performance of shares of stock over time. It combines share price appreciation and the reinvestment of dividends paid to show the total return to the shareholder expressed as an annualized percentage.

SUMMARY OF 2017 NAMED EXECUTIVE OFFICERS’ COMPENSATION

The following charts provide a summary of the various elements of compensation awarded to our named executive officers for 2017. Further discussion regarding the amounts and how they were determined can be found in “What We Pay and Why: Elements of Compensation” beginning on page 42.

Base Salary

The following table indicates the base salaries and percent increases from the prior year for our named executive officers:

	Base Salary		Percent
	2017	2016	Increase
Mr. Bolton	$704,000	$640,000	10.0%
Mr. Campbell	$440,000	$400,000	10.0%
Mr. DelPriore	$429,000	$390,000	10.0%
Mr. Grimes	$451,000	$410,000	10.0%

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Annual Incentive Compensation

Annual incentive compensation is intended to compensate our named executive officers for achieving our annual financial goals.  Our named executive officers earned the following annual bonuses for 2017:

	2017 Annual Bonus Paid in 2018
	Cash Amount	Percent of 2017 Base Salary	Percent of Maximum Opportunity Earned
Mr. Bolton	$1,536,480	218%	87%
Mr. Campbell	$580,635	132%	88%
Mr. DelPriore	$574,163	134%	89%
Mr. Grimes	$640,591	142%	71%

Long-Term Incentive Compensation

Equity-based plans provide for longer-term incentives that both align executive officer performance with our long-term goals and offer a retention component to the compensation package. Under our 2017 Long Term Incentive Program, or 2017 LTIP, our named executive officers have received the following awards to date:

	Maximum	Earned to Date		Additional Shares
	Potential Shares	Number of Shares	Issue Date	That Can Be Earned
Mr. Bolton
Time vested shares (1)	6,505	6,505	1/9/2017	0
Performance-based shares
FFO less MI Expense per Share (2)	9,757	9,757	4/2/2018	0
3-Year total shareholder return (3)	16,262	0	N/A	16,262
Mr. Campbell
Time vested shares (1)	3,162	3,162	1/9/2017	0
Performance-based shares
FFO less MI Expense per Share (2)	4,743	4,743	4/2/2018	0
3-Year total shareholder return (3)	7,905	0	N/A	7,905
Mr. DelPriore
Time vested shares (1)	2,642	2,642	1/9/2017	0
Performance-based shares
FFO less MI Expense per Share (2)	3,964	3,964	4/2/2018	0
3-Year total shareholder return (3)	6,606	0	N/A	6,606
Mr. Grimes
Time vested shares (1)	3,241	3,241	1/9/2017	0
Performance-based shares
FFO less MI Expense per Share (2)	4,861	4,861	4/2/2018	0
3-Year total shareholder return (3)	8,103	0	N/A	8,103

(1)
The time vested shares represent 20% of the total award opportunity under the 2017 LTIP for named executive officers. The shares vest 20% annually on the first, second, third, fourth and fifth anniversary of the issue date subject to continued employment through each vest date. No additional shares can be issued under this tranche of the 2017 LTIP. See pages 47 through 51 for additional information.

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(2)
The “FFO less MI Expense per Share” performance shares represent 30% of the total award opportunity under the 2017 LTIP for named executive officers. The performance period for this tranche was from January 1, 2017 through December 31, 2017. The shares vest 50% annually on the first and second anniversary of the issue date subject to continued employment through each vest date. No additional shares can be earned under this tranche of the 2017 LTIP. See pages 47 through 51 for additional information.

(3)
The “3-year total shareholder return” performance shares represent 50% of the total award opportunity under the 2017 LTIP for named executive officers. The performance period for this tranche is from January 1, 2017 through December 31, 2019. Any shares earned under this tranche will be issued on April 1, 2020 and will immediately vest at that time subject to continued employment through the issue date.  See pages 47 through 51 for additional information.

One-Time Grant Related to the Merger with Post

On March 23, 2017, in response to the completion of the merger between MAA and Post, and after consultation with its external compensation consultant, the Compensation Committee approved an equity incentive program, the MAA-Post Merger Executive Incentive Program, or Merger Plan, to incentivize key executive management to complete a successful integration of the resources, systems and operations of MAA and Post in order to obtain expense synergies, efficiencies of scale and improved balance sheet strength for our shareholders. The program is 100% performance based and provides award opportunities based on results achieved during performance periods in 2017 and 2018. No awards can be earned under the Merger Plan unless specific company-based performance metrics are achieved. Under the Merger Plan, our named executive officers have received the following awards to date:
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	Maximum	Earned to Date		Additional Shares
	Potential Shares	Number of Shares	Issue Date	That Can Be Earned
Mr. Bolton
Time vested shares (1)	0	0	N/A	0
Performance-based shares
Overhead expense synergy (2)	10,297	0		10,297
New development (3)	2,574	0		2,574
Incremental NOI improvement (4)	2,574	0		2,574
Redevolpment (5)	2,574	0		2,574
Cost of capital improvement (6)	2,574	0		2,574
Mr. Campbell
Time vested shares (1)	0	0	N/A	0
Performance-based shares
Overhead expense synergy (2)	4,290	0		4,290
New development (3)	1,072	0		1,072
Incremental NOI improvement (4)	1,072	0		1,072
Redevolpment (5)	1,072	0		1,072
Cost of capital improvement (6)	1,072	0		1,072
Mr. DelPriore
Time vested shares (1)	0	0	N/A	0
Performance-based shares
Overhead expense synergy (2)	4,183	0		4,183
New development (3)	1,045	0		1,045
Incremental NOI improvement (4)	1,045	0		1,045
Redevolpment (5)	1,045	0		1,045
Cost of capital improvement (6)	1,045	0		1,045
Mr. Grimes
Time vested shares (1)	0	0	N/A	0
Performance-based shares
Overhead expense synergy (2)	3,298	0		3,298
New development (3)	824	0		824
Incremental NOI improvement (4)	824	0		824
Redevolpment (5)	824	0		824
Cost of capital improvement (6)	824	0		824

(1)	The Merger Plan does not allow for the issuance of any time vested shares.

(2)
The “Overhead Expense Synergy” performance shares represent 50% of the total award opportunity under the Merger Plan. Any shares earned under this tranche will be issued on April 1, 2019 and will vest 50% annually on the first and second anniversary of the issue date subject to continued employment through each vest date. See page 51 for additional information.

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(3)
The “New Development” performance shares represent 12.5% of the total award opportunity under the Merger Plan. Any shares earned under this tranche will be issued on April 1, 2019 and will vest 50% annually on the first and second anniversary of the issue date subject to continued employment through each vest date. See page 51 for additional information.

(4)
The “Incremental NOI Improvement” performance shares represent 12.5% of the total award opportunity under the Merger Plan. Any shares earned under this tranche will be issued on April 1, 2019 and will vest 50% annually on the first and second anniversary of the issue date subject to continued employment through each vest date. See page 51 for additional information.

(5)
The “Redevelopment” performance shares represent 12.5% of the total award opportunity under the Merger Plan. Any shares earned under this tranche will be issued on April 1, 2019 and will vest 50% annually on the first and second anniversary of the issue date subject to continued employment through each vest date. See page 51 for additional information.

(6)
The “Cost of Capital Improvement” performance shares represent 12.5% of the total award opportunity under the Merger Plan. Any shares earned under this tranche will be issued on April 1, 2019 and will vest 50% annually on the first and second anniversary of the issue date subject to continued employment through each vest date. See page 51 for additional information.

SAY ON PAY RESULTS

As previously announced at the 2017 Annual Meeting of Shareholders, our named executive officer compensation for 2016 was approved by over 94% of the votes cast on the matter.  We believe our programs are effectively designed and working well in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. In determining executive compensation for 2017, the Compensation Committee considered the overwhelming shareholder support for each “Say-on-Pay” proposal that MAA has submitted to its shareholders.  As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used previously in determining executive compensation and will continue to consider shareholder concerns and feedback in the future.

At the Annual Meeting, we are again holding an annual advisory vote to approve named executive officer compensation (see page 27). The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation, as well as feedback from shareholders throughout the course of such year.

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PAY FOR PERFORMANCE ANALYSIS

HOW PAY IS TIED TO COMPANY PERFORMANCE

Our compensation programs are designed to reward employees for producing sustainable growth, to attract and retain world-class talent and to align compensation with the long-term interests of our shareholders. The Compensation Committee strongly believes that executive compensation — both pay opportunities and pay actually realized — should be tied to our performance. The Compensation Committee views performance in two primary ways:

•	our operating performance; and

•	return to shareholders over time relative to other multifamily REITs and other peer companies.

Operating Performance

We had strong financial results in 2017, as more specifically described in our Annual Report on Form 10-K filed with the SEC on February 23, 2018, including under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operation”.  Highlights for 2017 include:

•
Net Income Available for MAA Common Shareholders for 2017 was $2.86 per diluted common share, which was a 6.3% increase from $2.69 per diluted common share for 2016. Results for 2017 included $1.12 per diluted common share of gains related to the sale of real estate assets; $0.18 per diluted common share of merger and integration costs related to the merger with Post; and $0.08 per diluted common share of non-cash income related to an embedded derivative in the preferred shares issued in the merger with Post. Results for 2016 included $1.05 per diluted common share of gains related to the sale of real estate assets and $0.52 per diluted common share of merger and integration costs related to the merger with Post;

•
FFO for 2017 was $5.94 per Share, which represented a 6.3% growth over $5.59 per diluted Share for 2016. Results for 2017 included $0.07 per Share of non-cash income related to an embedded derivative in the preferred shares issued in the merger with Post, and $0.17 per Share of merger and integration costs related to the merger with Post. Results for 2016 included $0.49 per share of merger and integration costs related to the merger with Post;

•	Made significant progress in merging the platforms of MAA and Post following the completion of the merger on December 1, 2016;

•	Acquired two multifamily apartment communities for a total combined capital investment of $134 million;

•
Sold five multifamily apartment communities for total combined gross proceeds of $186 million and a combined total gain on sale of approximately $127 million, achieving a combined leveraged IRR of 14.5%;

•
Invested approximately $173 million in new development during 2017 and had three development projects underway containing 937 units, with a total projected cost of approximately $214 million, of which, approximately $46 million remained to be spent, as of December 31, 2017;

•	As of December 31, 2017, MAA had five apartment communities, consisting of a total of 1,538 units, in various stages of lease-up with an overall average physical occupancy of 62.5%;

•	Completed the redevelopment of 8,375 apartment units for a total investment of approximately $46 million, achieving average rental rate increases of 8.8% above non-renovated units;

•
Ended the year with total debt to total assets (as defined in the covenants for the bonds issued by MAA’s primary operating partnership, Mid-America Apartments, L.P.) of 33.2%, compared to 33.9% as of December 31, 2016;

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•	As of December 31, 2017, total debt outstanding was $4.5 billion at an average effective interest rate of 3.6%, and 83% was fixed or hedged against rising interest rates for an average of 4.7 years.

FFO, a non-GAAP financial measure, represents Net Income Available for Common Shareholders (computed in accordance with GAAP) excluding Extraordinary Items, Asset Impairment, and Gains or Losses on Disposition of Real Estate Assets, plus Net Income Attributable to Noncontrolling Interest, Depreciation and Amortization of Real Estate, and adjustments for joint ventures to reflect FFO on the same basis.

While MAA's definition of FFO is in accordance with the National Association of Real Estate Investment Trusts’ definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to Net Income Available for MAA Common Shareholders as an indicator of operating performance.  MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time as historical cost depreciation implies.  A reconciliation of FFO to Net Income Available for MAA Common Shareholders, which is the most directly comparable GAAP financial measure, is set forth on Appendix B of this Proxy Statement.

Return to Shareholders

Since April 1994, MAA has never failed to pay a quarterly dividend to our common shareholders. In addition, MAA has never decreased the common shareholder dividend rate. In 2017, MAA distributed $395.3 million to common shareholders in the form of dividends.

Quarterly Dividend Rate per Common Share

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We have consistently returned significant value to shareholders over the long term, based on total shareholder return. The below graph discloses MAA’s annualized total shareholder return rates over various periods of time against the SNL US REIT Equity Index and the SNL US REIT Multifamily Index, both of which are comparative indexes for our industry. The SNL US REIT Multifamily Index is the index used to measure relative total shareholder return performance in our long-term incentive plans, as it represents other REITs specializing in the multifamily industry.

Annualized Total Shareholder Return

Total shareholder return is a measure of the performance of shares of stock over time. It combines share price appreciation and the reinvestment of dividends paid to show the total return to the shareholder expressed as an annualized percentage.

The following chart shows how a $100 investment in our common stock on December 31, 2012 would have grown to $188.37 on December 31, 2017, with dividends reinvested quarterly.  The chart also compares the total shareholder return on our common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity REIT Index prepared by the National Association of Real Estate Investment Trusts, or NAREIT. The performance chart is not necessarily indicative of future investment performance.

Total Return Performance

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UNDERSTANDING MR. BOLTON’S PAY

This section provides additional detail on the rationale for Mr. Bolton’s pay.

Mr. Bolton’s Accomplishments as Chief Executive Officer

Under the leadership of Mr. Bolton, who became Chief Executive Officer in October 2001 and Chairman of the Board in September 2002, we have performed very well and delivered significant value to shareholders. In addition, the Compensation Committee believes that Mr. Bolton’s strategic vision and focus on long-term sustainable growth has laid a solid foundation for future growth. The Compensation Committee believes that Mr. Bolton’s leadership has directly contributed to our excellent performance over the last several years and should be appropriately rewarded.

Recent MAA Milestones

2017	Achieved FFO of $699.6 million, or $5.94 per Share, a 6.3% increase over the prior year

Reached material milestones in the implementation of the operation and platform integration strategy related to the merger with Post to obtain expense synergies, efficiencies of scale and cost of capital improvements

Received upgrade to Baa1 with stable outlook from Moody’s Investors Service

Acquired multifamily properties totaling approximately $134 million and invested an additional $173 million in development

Completed the disposition of approximately $186 million in multifamily properties to support strategic re-cycling efforts while recognizing a gain of approximately $127 million

Distributed $395.3 million to common shareholders in dividends

Raised annual dividend rate for 2018 by 6% to $3.69 per share

2016	Consummated the merger with Post moving MAA to total market capitalization of approximately $15 billion as of December 1, 2016, the closing date of the merger

Received upgrade to BBB+ with stable outlook from Standard & Poor's Ratings Services

Named to S&P 500 Index

Acquired multifamily properties totaling approximately $334 million and invested an additional $59 million in development

Completed the disposition of approximately $265 million in multifamily properties to support strategic re-cycling efforts while recognizing a gain of approximately $80 million

Distributed $248 million to common shareholders in dividends

Raised annual dividend rate for 2017 by 6% to $3.48 per share

2015	Acquired multifamily properties and development land totaling approximately $321 million and invested an additional $56 million in development, completing two multifamily projects

Completed the disposition of approximately $354 million in multifamily properties and an additional $9 million in non-apartment assets and land to support strategic re-cycling efforts while recognizing a gain of approximately $190 million

Distributed $232.1 million to common shareholders in dividends

Raised annual dividend rate for 2016 by 6.5% to $3.28 per share

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Compensation Committee Actions

After considering our operating performance and return to shareholders, Mr. Bolton’s strong leadership and individual accomplishments, and findings of the Compensation Committee’s compensation consultant (see page 57), the Compensation Committee took the following actions with respect to Mr. Bolton’s 2017 compensation:

BASE SALARY Base salary for 2017 was increased from $640,000 to $704,000.
The Compensation Committee engaged Semler Brossy to provide compensation benchmarking data relative to our revised peer group and other market sources following our merger with Post to assist in evaluating our executive compensation. Based on their analysis, Semler Brossy reported that Mr. Bolton’s base salary was significantly below median for both the revised peer group following the merger with Post and other survey data reviewed. Considering the increased complexity and size of MAA following the merger with Post, and taking into account the results of the benchmarking analysis performed by Semler Brossy, the Compensation Committee recommended, and the Board approved, a 10% increase in Mr. Bolton’s base salary for 2017. While the increased base salary is still well below the median salaries of the peer group and other survey data reviewed, the Compensation Committee felt it was a balanced and measured first step in adjusting Mr. Bolton’s compensation.

ANNUAL INCENTIVE The percent of salary opportunity available as an annual incentive for 2017 was held consistent with the prior year at 250%.
The comparison provided by Semler Brossy indicated the annual cash opportunity for Mr. Bolton was significantly below the median of the revised peer group and other survey data reviewed. However, taking into account the impact of the increase in base salary, which only partially bridges the gap between Mr. Bolton’s opportunity and that of the revised peer median, and Mr. Bolton’s compensation package as a whole, the Compensation Committee determined not to increase Mr. Bolton’s annual incentive opportunity for 2017.

LONG-TERM EQUITY COMPENSATION The total percent of salary opportunity available for 2017 in the form of restricted stock awards through our long-term incentive program was increased from 400% to 450%.
The Compensation Committee believes that compensation derived from equity awards directly aligns management with the interests of our shareholders and is most closely linked to accomplishing our strategic vision to provide a stable and growing dividend to shareholders over the long term. The comparison provided by Semler Brossy of Mr. Bolton’s compensation as compared to the revised peer group and other survey data indicated the lion’s share of shortfalls to median compensation fell in the equity component. The amount of opportunity awarded reflects the Compensation Committee’s continued confidence in Mr. Bolton’s strategic vision and leadership, and the increased complexity and size of MAA following the merger with Post.

The total amount of the opportunity in the long-term incentive program linked to performance-based metrics remained flat at 80%, with 50% of the overall opportunity remaining linked to the performance-based metric of 3-year total shareholder return performance. Performance-based long-term incentive compensation represents a significant component of Mr. Bolton’s pay.

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SUMMARY OF EXECUTIVE COMPENSATION PRACTICES

Our compensation philosophy is to drive and support our long-term goal of sustainable growth and total shareholder return by paying for performance, with due consideration to balancing risk and reward.  By “sustainable growth” we mean investing in our long-term opportunities while meeting our short-term commitments. The main objective of our executive officer compensation program is to align the interests of our executive officers with the interests of shareholders.  To achieve this alignment, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term shareholder value.  We and our competitors recruit from a limited pool of resources for individuals who are highly experienced, successful and well rewarded.  Accordingly, our executive officer compensation program is designed to link annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives and to align executive officers’ interests with shareholder value creation.  To achieve these objectives, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates executive officer performance in light of those goals and sets executive officer compensation levels based on this evaluation.

The Compensation Committee generally sets executive compensation programs to be competitive with other well-managed, multifamily REITs, and other REITs and real estate companies of comparable enterprise value size, taking into account individually each component of compensation.  The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation:

•	to align the financial interests of the executive officers with those of our shareholders, both in the short and long term;

•	to provide incentives for achieving and exceeding annual and long-term performance goals;

•	to attract, retain and motivate highly competent executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies;

•	to reward superior corporate and individual performance achieved through ethical leadership; and

•	to appropriately reward executive officers for creating long-term shareholder value and returns.

Our Compensation Committee evaluates the effectiveness of our compensation programs by reviewing our performance as a whole and the performance of individual named executive officers. In doing so, the Compensation Committee may take into account our strategy as annually presented to our Board; the total return being delivered to our shareholders as well as the return being earned by the shareholders of our peers or market or industry-related indices; our fiscal performance both annually and for longer-term periods; as well as the named executive officer’s individual goals. The Compensation Committee reviews all plans annually and adopts plans designed to align management interests with those of our shareholders.

Our compensation program is designed to reward our executive officers when they achieve our annual business goals, build shareholder value and maintain long-term careers with us.  We reward these three aspects so that the team will make balanced annual and long-term decisions that result in consistent financial performance, innovation and collaboration.

Below, we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interest.

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What We Do

•	Pay for performance (see pages 35 through 39)

•	Mitigate undue risk in compensation programs (see pages 53 through 54)

•	Include vesting periods on performance share awards (see pages 48 through 49)

•	Adopted share ownership guidelines (see page 57)

•	Adopted holding period requirements for equity compensation (see page 58)

•	Prohibit hedging transactions, pledging and short sales by executive officers or directors (see page 58)

•	Utilize an independent compensation consulting firm which provides no other services for us (see pages 56 through 57)

•	Provide reasonable post-employment/change in control provisions (see pages 79 through 81)

•	Adopted a clawback policy (see page 58)

What We Don’t Do

•	No dividends or dividend equivalents on unearned performance shares

•	No repricing underwater stock options

•	No exchanges of underwater stock options for cash

•	No multi-year guaranteed bonuses

•	No inclusion of the value of equity awards in severance calculations

•	No evergreen provisions in equity plans

•	No tax “gross ups” for excess parachute payments

•	No “single trigger” employment or change in control agreements

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WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

OVERVIEW

We have three elements of total direct compensation: base salary, annual incentive, and long-term incentive compensation. As illustrated in the below chart, in 2017, 85% of the reported named executive officers’ total direct compensation opportunity as a group was performance-based and not guaranteed, including 56% in the form of long-term incentive compensation.

2017 Total Compensation Opportunity

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Our target total direct compensation table below summarizes the levels established by our Compensation Committee with respect to salary, target annual and long-term incentives, and target total direct compensation. We discuss each element of the table in the narrative that follows.

	Mr. Bolton	Mr. Campbell	Mr. DelPriore	Mr. Grimes
Base Salary (1)	$704,000	$440,000	$429,000	$451,000
Annual Incentive Program (2)
Potential Percent of Base Salary	0% - 250%	0% - 150%	0% - 150%	0% - 200%
Target Percent of Base Salary	167.500%	112.875%	112.875%	178.220%
Dollar Target (3)	$1,179,200	$496,650	$484,234	$803,772
2017 LTIP
Potential Percent of Base Salary	0% - 450%	0% - 350%	0% - 300%	0% - 350%
Target Percent of Base Salary	324%	252%	216%	252%
Dollar Target (4)	$2,280,960	$1,108,800	$926,640	$1,136,520
Total Target Compensation	$4,164,160	$2,045,450	$1,839,874	$2,391,292

(1)	Values reflect the base salaries awarded by the Compensation Committee for 2017.

(2)	Does not reflect the 25% increase of award if participant elects to receive the award as shares of restricted stock.

(3)	Represents the target potential bonus payment under the Annual Incentive Program. More information on the Annual Incentive Program can be found in the narrative that follows.

(4)	Represents the target award under the 2017 LTIP. More information on the 2017 LTIP can be found in the narrative that follows.

The amount of past compensation, including annual bonus awards and amounts realized or realizable from prior long-term, equity-based incentives, is generally not a significant factor in the Compensation Committee’s considerations, because these awards would have been earned based on prior years’ performance. The Compensation Committee does, however, consider the timing of prior awards when reviewing the retention aspects of compensation packages.

BASE SALARY

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Because several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary.  A survey of our comparator group’s pay practices was considered in determining the salary range for each named executive officer. These ranges are used as guidelines in determining individual salaries, but there is no targeted amount in the range.

Base salaries for the named executive officers are individually determined by the Compensation Committee within the appropriate salary range after consideration of:

•	breadth, scope and complexity of the role;

•	fairness (employees with similar responsibilities, experience and historical performance are rewarded comparably) and affordability;

•	current compensation; and

•	individual and corporate performance.

We do not set the base salary of any employee, including any named executive officer, at a certain multiple of the salary of another employee.

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Generally speaking, there are two situations that may warrant an adjustment to base salary:

ANNUAL MERIT INCREASES
All employees’ base salaries are reviewed annually for possible merit increases, but merit increases are not automatic nor guaranteed. Any adjustments take into account the individual’s performance, responsibilities and experience, as well as fairness and external market practices.

PROMOTIONS OR CHANGES IN ROLE
Base salary may be increased to recognize additional responsibilities resulting from a change in an employee’s role or a promotion to a new position. Increases are not guaranteed for a promotion nor change in role.

The following table indicates the base salaries and percent increases from the prior year for our named executive officers:

	Base Salary		Percent
	2017	2016	Increase
Mr. Bolton	$704,000	$640,000	10.0%
Mr. Campbell	$440,000	$400,000	10.0%
Mr. DelPriore	$429,000	$390,000	10.0%
Mr. Grimes	$451,000	$410,000	10.0%

Increases for the named executive officers were approved in December 2016 and effective January 1, 2017, along with the merit increases for other employees. The Compensation Committee believed the increases to the named executive officer salaries reflected not only the executives’ continued contributions to the company’s achievements, strong leadership, the company’s strong performance and each executive’s individual achievements in 2016, but also reflected the results of Semler Brossy’s peer benchmarking review in light of the merger with Post and the resultant increase in the size and complexity of MAA. The peer benchmarking indicated that the base salaries for Messrs. Campbell, DelPriore and Grimes were 15%, 16% and 25%, respectively, below the peer group median. While the increases do not bring management salaries up to the level of the peer group median, the Compensation Committee felt these increases were an appropriate and balanced first step to reflect each named executive officer’s respective level of experience, past performance for us, tenure in their positions, and expanded depth and scope of responsibilities following the merger with Post, and are in line with how the company approaches salary to market comparables on a company-wide basis.

ANNUAL INCENTIVE COMPENSATION

We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain our annual goals. Annual incentives were determined under the 2017 Annual Incentive Program, or 2017 AIP.

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For 2017, total annual bonus plan opportunities for our named executive officers were based on 2017 base salaries as follows:

	Base Salary	Percentage of 2017 Base Salary (1)	Maximum Payment Based on 2017 Performance (1)
Mr. Bolton	$704,000	250%	$1,760,000
Mr. Campbell	$440,000	150%	$660,000
Mr. DelPriore	$429,000	150%	$643,500
Mr. Grimes	$451,000	200%	$902,000

(1)
Does not include the impact of the option for participants to elect to have all or a part of their award issued as shares of restricted stock. Any portion elected to be issued as shares of restricted stock would be awarded at 125% of the award earned.

The annual incentive program for our named executive officers for 2017 was based on both FFO less Merger and Integration Expense per Share, or FFO less MI per Share, and the achievement of individual and/or business unit goals. The percent of total award opportunity assigned to each metric for our named executive officers is outlined in the below table:

	Percent of Award
	FFO less MI per Share	Individual Goals	Total
Mr. Bolton	100%	N/A	100%
Mr. Campbell	75%	25%	100%
Mr. DelPriore	75%	25%	100%
Mr. Grimes	33%	67%	100%

The Compensation Committee feels it is appropriate to tie 100% of Mr. Bolton’s opportunity to FFO per Share as it is a key financial result focused on by analysts and investors in the REIT industry.

FFO is a generally accepted measure of overall performance in the REIT industry because it excludes depreciation expense of real estate assets which is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. The Compensation Committee feels that FFO is a good measure of actual operating performance. For 2017, the Compensation Committee felt it was appropriate to adjust FFO per Share to remove the impact of merger and integration expenses related to the merger with Post, in order to reflect the core operating results of MAA.

The Compensation Committee felt it was appropriate to base the 2017 annual incentive on specific and quantifiable company performance metrics because the award is intended to reward the executive officer for achieving our corporate financial goals established for the year. When setting the goals for these performance metrics, the Compensation Committee established annual performance targets that, if achieved, would continue to promote the long-term health and strength of the company. In determining the final award, the Compensation Committee reserves the right to apply a discretionary modifier to adjust the amount of the award up or down, by up to 25%, provided, however, that in no event shall the award exceed 250% of salary for Mr. Bolton, 150% of salary for Messrs. Campbell and DelPriore, and 200% of salary for Mr. Grimes, except according to the following sentence. The executive officers have the option to elect to receive all or any portion of their award in shares of restricted stock instead of cash. For any portion of the award elected to be issued in shares of restricted stock, the executive officer will receive shares of restricted stock valued at 125% of that portion of the award. The shares of restricted stock would then vest one third each year on the first, second and third anniversaries of the grant date, subject to continued employment through each vest date.

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The Compensation Committee approved the following payout schedule for FFO less MI per Share performance under the 2017 AIP:

Performance	FFO less MI per Share	Percent of Bonus Opportunity
High	$6.07	100%
Target	$5.97	67%
Threshold	$5.87	25%

The Compensation Committee set the FFO less MI per Share performance levels to reflect the guidance we provided at the beginning of the year to align named executive officer performance with market and shareholder expectations. No award was eligible to be earned below the threshold level which represented the bottom of the range provided. Awards earned between the levels were to be calculated using linear interpolations.

Summary of Payments

In March 2018, the Compensation Committee met to consider the payment of bonuses under the 2017 AIP. The Compensation Committee reviewed the actual FFO less MI per Share performance result of $6.11, noting $0.08 of the result related to non-cash income from an embedded derivative for preferred shares. The Compensation Committee determined to exercise its negative discretion in accordance with the terms of the 2017 AIP to reduce the award resulting from the FFO less MI per Share metric to the amount which would have been earned without the impact of the non-cash mark-to-market adjustment for the embedded derivative; thereby decreasing the award by 12.7%.

The Compensation Committee reviewed the achievement of the 2017 individual and/or business unit goals for Messrs. Campbell, DelPriore and Grimes and determined they had achieved 90%, 95% and 63%, respectively for 2017.

Following these determinations, the Compensation Committee awarded the following annual bonuses to our named executive officers for 2017:

	Base Salary	Maximum Percentage of Base Salary	Percent of Maximum Bonus Opportunity Earned	Annual Incentive Payment
Mr. Bolton	$704,000	250%	87%	$1,536,480
Mr. Campbell	$440,000	150%	88%	$580,635
Mr. DelPriore	$429,000	150%	89%	$574,163
Mr. Grimes	$451,000	200%	71%	$640,591

None of the named executive officers elected to have a portion of their award issued in shares of restricted stock.

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LONG-TERM INCENTIVE COMPENSATION

General

We provide performance-based long-term incentive compensation to certain employees, including our named executive officers, to directly tie the interests of these individuals to the interests of our shareholders. We believe that long-term equity compensation is an important retention tool. We also encourage stock ownership which we regard as important for commitment, engagement and motivation and have adopted stock ownership guidelines and retention requirements for our named executive officers.  In 2017, we granted long-term incentive compensation to approximately 4% of employees, including the named executive officers, identified as key personnel with critical knowledge and skills important to the success of MAA.

Potential Value of Long-Term Incentive Compensation Awarded

The Compensation Committee believes that a significant percentage of our long-term incentive compensation should be performance based.  The 2017 LTIP included two performance tranches, representing 80% of the award opportunity for the named executive officers.  One tranche will award shares on a sliding scale dependent on relative annualized total shareholder return, or Relative TSR, over a three-year performance period from January 1, 2017 through December 31, 2019. The other tranche awarded shares on a sliding scale dependent upon FFO less MI per Share performance for 2017. The 2017 LTIP also included time vested shares dependent on continued employment. The following chart indicates the maximum award opportunities as a percentage of base salary and the split between the different tranches of the 2017 LTIP:

	Relative TSR (50% of opportunity)	FFO less MI per Share (30% of opportunity)	Time Vested (20% of opportunity)	Total Potential Percent of Salary
Mr. Bolton	225%	135%	90%	450%
Mr. Campbell	175%	105%	70%	350%
Mr. DelPriore	150%	90%	60%	300%
Mr. Grimes	175%	105%	70%	350%

The Compensation Committee sets ranges for long-term incentive compensation for each of our named executive officers. A survey of our comparator group’s pay practices is considered in determining the ranges. The Compensation Committee does not target a specific percentile ranking against our comparator group.

The actual value of long-term incentive compensation within such ranges awarded to each named executive officer is individually determined, at the discretion of the Compensation Committee, after considering:

•	skills, experience and time in role;

•	individual performance and potential; and

•	company performance in the prior year.

In determining the value of long-term incentive compensation awards to the named executive officers in December 2016, the Compensation Committee also took into consideration, among other things, the company’s strong operating performance and return to shareholders, and the expanded scope and depth of responsibilities of each named executive officer related to the increased complexity and size of MAA following the merger with Post.

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Mix of Equity Vehicles

As described above, we use a mix of time vested restricted stock and performance shares when making annual long-term equity awards. Once the value of the 2017 LTIP award was determined, the Compensation Committee granted the named executive officers 80% of the value in performance shares and 20% in time vested restricted stock. Of the performance shares, 62.5% (or 50% of the total award opportunity) may be earned based on Relative TSR; 37.5% (or 30% of the total award opportunity) may be earned based on FFO less MI per Share.

Time Vested Restricted Stock	Performance Shares

The Compensation Committee believes this mix of equity vehicles strikes the appropriate balance between the achievement of performance measures (performance shares) and rewarding increases in the market value of, and dividends paid on, our common stock (time vested restricted stock).

As noted above, we currently measure performance based on return to shareholders and overall company performance. As a pay for performance measure, we believe that an allocation of 80% of the potential award opportunity to performance shares creates an appropriate pay for performance alignment with shareholders. Furthermore, the vesting period assigned to the time vested restricted stock also further aligns management with shareholders, as employees will benefit from increases in the company’s stock price.

Performance Shares

Performance shares provide an opportunity for employees to receive common stock if a performance measure is met for a pre-defined performance period. No outstanding performance share awards provide for the payment of dividends or dividend equivalents during the performance period. There are two types of performance shares awarded under the 2017 LTIP:  performance shares based on Relative TSR and performance shares based on FFO less MI per Share.

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The following chart shows the performance metrics for the Relative TSR performance shares:

Performance Level	MAA TSR in excess of SNL US REIT Multifamily Index	Percent of Relative TSR Opportunity Earned
High	≥ 400 basis points	100%
Target	0 basis points	65%
Threshold	-300 basis points	25%
	< -300 basis points	0%

The performance period for the Relative TSR tranche is from January 1, 2017 through December 31, 2019. No awards will be issued for Relative TSR below the Threshold level and awards related to results between the Threshold and High levels will be straightline interpolated. Any award earned will be issued as shares of restricted stock on or about April 1, 2020, and will immediately vest.

The following chart shows the performance metrics for the FFO less MI per Share performance shares:

Performance Level	FFO less MI per Share	Percent of FFO less MI per Share Opportunity Earned
High	$6.07	100%
Target	$5.97	65%
Threshold	$5.87	25%
	< $5.87	0%

The performance levels for the FFO less MI per Share tranche were based on the company’s guidance provided at the beginning of the year to align named executive officer compensation with the expectations of shareholders and the market. The performance period for the FFO less MI per Share tranche was 2017. Awards related to results between the Threshold and High levels were straightline interpolated.

Summary of Payments

In March 2018, the Compensation Committee met to review the actual FFO less MI per Share performance result for 2017 of $6.11. The Compensation Committee noted this result was at the High performance level, resulting in the maximum award available under this metric.

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As a result of the FFO less MI per Share results, the following performance shares were awarded to our named executive officers under the 2017 LTIP:

Shares of Restricted Stock
Mr. Bolton	9,757
Mr. Campbell	4,743
Mr. DelPriore	3,964
Mr. Grimes	4,861

Shares of restricted stock earned under the FFO less MI per Share tranche were issued on April 2, 2018 and will vest 50% on each of the first and second anniversary of the issue date, dependent upon continued employment through each vest date.

No awards under the Relative TSR tranche are recognizable until the end of the performance period on December 31, 2019.

Time Vested Restricted Stock

We believe that time vested restricted stock is performance-based because its value is solely tied to the company’s stock price, which directly correlates to our shareholders’ interests. We grant time vested restricted stock for several reasons, including:

•	restricted shares that vest over time encourage named executive officers to focus on the long term when making decisions to enhance shareholder value;

•	declines in stock price following the grant of time vested restricted stock have a negative impact on named executive officer pay; and

•	feedback from named executive officers has indicated that time vested restricted stock is highly valued and is an important retention tool.

We have significant share ownership and holding period requirements (see pages 57 and 58). These requirements, along with our vesting period requirements, work to ensure our executives are aligned with investors. This alignment, by virtue of sustained ownership, helps to mitigate excessive risk-taking in addition to other program features (see pages 53 through 54).

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Our named executive officers were awarded the following time vested restricted shares under the 2017 LTIP:

Shares of Restricted Stock
Mr. Bolton	6,505
Mr. Campbell	3,162
Mr. DelPriore	2,642
Mr. Grimes	3,241

The shares were awarded on January 9, 2017 and will vest 20% a year on the first, second, third, fourth and fifth anniversary of the issuance, dependent upon continued employment through each vest date.

Special Grant Related to the Merger with Post

On March 23, 2017, the Compensation Committee, and in respect to Mr. Bolton’s participation, the Board, approved the MAA-Post Merger Executive Incentive Program, or Merger Plan. The opportunity available under the Merger Plan is intended to incentivize key personnel central to the successful integration of the merger with Post to capture the value potential of the merger for shareholders by successfully executing MAA’s plans to recognize expense synergies, efficiencies of scale and balance sheet improvement from the combined company.

The total opportunity under the Merger Plan is 100% performance based and is tied 50% to realized overhead expense synergies, and 12.5% each to capturing net operating income, or NOI, from the Post development pipeline, incremental same store NOI improvement, incremental NOI through the redevelopment of the Post portfolio and lower cost of capital as a result of our strengthened balance sheet.

The performance period for all performance share awards under the Merger Plan is 2018, except for the performance shares related to lowering the cost of capital for which the performance period is January 1, 2017 through December 31, 2018. All of the performance share awards will be earned on a sliding scale ranging from 0% to 100% of the opportunity. Any performance shares earned will be issued on April 1, 2019 and will vest 50% on the first and second anniversary of the issuance date, dependent on continued employment with MAA.

The following chart represents the maximum award opportunities under the Merger Plan as a percent of base salary:

	Overhead Spend Synergy (50% of opportunity)	New Development Pipeline (12.5% of opportunity)	Incremental Same Store NOI Improvement (12.5% of opportunity)	Incremental Redevelopment NOI (12.5% of opportunity)	Lowered Cost of Capital (12.5% of opportunity)	Total Potential Percent of Salary
Mr. Bolton	150%	37.50%	37.50%	37.50%	37.50%	300%
Mr. Campbell	100%	25.00%	25.00%	25.00%	25.00%	200%
Mr. DelPriore	100%	25.00%	25.00%	25.00%	25.00%	200%
Mr. Grimes	75%	18.75%	18.75%	18.75%	18.75%	150%

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ADDITIONAL COMPENSATION ELEMENTS

Benefits

In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with us. The named executive officers generally participate in the same benefit plans as our broader employee population.

Employment Agreement

Mr. Bolton is our only named executive officer with an employment agreement.  The material terms of his employment agreement and amounts payable under that agreement are described in “Employment Agreements and Potential Payments Upon Termination or Change in Control” on pages 79 through 81.

Change in Control Agreements

Messrs. Campbell, DelPriore and Grimes have change in control agreements.  These change in control agreements are described in “Employment Agreements and Potential Payments Upon Termination or Change in Control” on pages 79 through 81.

401(K) Plan

During 2017, Messrs. Bolton, Campbell, DelPriore and Grimes were eligible to participate in our MAA 401(K) Savings Plan, or 401(K) Plan. The 401(K) Plan is a qualified retirement plan made available to all of our eligible employees that allows participants to make pre-tax elective deferral contributions as a percentage of their compensation as well as catch-up contributions in any year in which the participant will be at least 50 by the end of the year. For 2017, MAA made matching contributions under the 401(K) Plan of 100% of a participant’s contribution on the first 3% of their compensation and 50% of a participant’s contribution on the next 2% of their compensation. Participants may defer up to 75% of their compensation under the 401(K) Plan until they reach the limitation imposed by Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, for the given year.

Under the terms of the 401(K) Plan, benefits generally start on or after the date the participant reaches the age of 65. Under the law, participants must begin receiving benefits by April 1st following the later of the calendar year in which a participant reaches the age of 70 ½, or stops working for MAA.

More information on the 401(K) Plan can be found in “401(K) Savings Plan” on pages 75 through 76.

Deferred Compensation Plan

During 2017, Messrs. Bolton, Campbell, DelPriore and Grimes were eligible to participate in our MAA Non-Qualified Executive Deferred Compensation Retirement Plan as Amended and Restated effective January 1, 2016, or the Deferred Comp Plan. The Deferred Comp Plan is a supplemental nonqualified deferred compensation plan made available to all executive employees to enable them to accumulate additional retirement benefits beyond the limitations on participant contributions placed on the 401(K) Plan. MAA, at its discretion, may make matching contributions in accordance with the matching contribution formula in the 401(K) Plan. As such, in 2017, MAA made matching contributions under the Deferred Comp Plan of 100% of a participant’s contribution on the first 3% of their compensation and 50% of a participant’s contribution on the next 2% of their compensation. The matching contributions were made only on compensation that was in excess of the limitation imposed by Section 401(a) of the Code on the 401(K) Plan that would have been eligible for the match. Participants may defer up to 50% of their compensation and 90% of their annual bonus.

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In accordance with the Deferred Comp Plan, distributions for balances prior to 2016 are made in five equal annual installments beginning on the first day following the sixth full month occurring after the earliest of death, disability, or separation from service. Balances from 2016 and forward will be distributed in compliance with the participant’s previous elections for the specific contributions in the form of either a lump-sum payment or substantially equal annual installments amortized over a period not to exceed ten years beginning on the later of January 1st or six months and a day after the participant’s separation from service. Notwithstanding the foregoing, in the case of a participant who becomes entitled to receive benefits on account of disability, the balances from 2016 and forward will be paid in a lump sum on or after the 15th of the first month following determination of disability.

Unlike contributions made in the 401(K) Plan, the deferred compensation amounts contributed by Messrs. Bolton, Campbell, DelPriore and Grimes, and any resultant matches by MAA, are considered general assets of the company and are subject to claims of MAA’s creditors. In 2016, MAA transferred the assets of the Deferred Comp Plan to an irrevocable rabbi trust to offer additional security to the participants. While assets in the rabbi trust are still subject to creditors’ claims in a corporate bankruptcy, they cannot be accessed by MAA for any purpose other than to pay participant benefits under the Deferred Comp Plan.

More information on the Deferred Comp Plan can be found in “Non-Qualified Deferred Compensation” on pages 77 through 78.

HOW WE MAKE COMPENSATION DECISIONS

RISK CONSIDERATIONS

The Compensation Committee reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term.

Management and the Compensation Committee regularly evaluate the risks involved with compensation programs and do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on us. In 2017, we conducted a review of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors.

The Compensation Committee evaluates risks and rewards associated with our overall compensation philosophy and structure.  Management discusses with the Compensation Committee the systems that have been put in place to identify and mitigate, as necessary, potential risks.  With respect to specific elements of compensation:

•	Base salary does not encourage risk-taking as it is a fixed amount and but one component of a balanced, multi-component approach to compensation and rewards.

•
The annual incentive program for executive officers is designed to reward achievement of short-term performance metrics.  Through a combination of plan design and management procedures, undue risk-taking is mitigated.  Specifically, the plan has a cap on the award for any individual and constitutes only a portion of the total direct compensation for our executive officers.  The plan is also structured to be self-funding in that portions of the incentive that are based on performance measurements must be obtained after the expense of the incentive is considered.

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•
Annual and quarterly incentive plans for employees other than executive officers are also designed to reward achievement of short-term performance metrics. Through a combination of plan design and management procedures, undue risk-taking is mitigated. Specifically, the plans are capped on the award for any individual and constitute only a portion of the total direct compensation for our employees.

•
Our long-term incentive plans are materially based on total shareholder return and certain other performance metrics. The plans have caps on the award for any individual and constitute only a portion of the total direct compensation for our executive officers and the other participants.

DECISION-MAKING PROCESS AND ROLE OF EXECUTIVE OFFICERS

While we believe that the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances, our approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

We follow a two-phase process. In the first phase, the Compensation Committee periodically engages a compensation consultant to conduct a competitive compensation analysis. In 2016, the Compensation Committee hired a consultant to benchmark individual compensation levels and opportunities for base salary, annual bonus, long-term incentive compensation and total remuneration (salary plus bonus plus annualized value of long-term incentives), taking into account the merger with Post, to assist in establishing compensation for 2017. In general, the Compensation Committee does not believe it is competitively reasonable or appropriate for executive compensation to be materially outside of comparative benchmark ranges (either above or below); however, benchmark information is only one factor that is considered by the Compensation Committee when establishing executive compensation.

In the second phase, the Compensation Committee considers additional factors in determining appropriate compensation levels for each executive officer. These considerations may include:

•	our analyses of competitive compensation practices;

•	the Compensation Committee’s evaluation of the executive officers;

•	individual performance and contributions to performance goals, which could include, but are not limited to FFO per Share, and total shareholder return;

•	company performance, including comparisons to market and peer benchmarks;

•	operational management, such as project milestones and process improvements;

•	internal working and reporting relationships and our desire to encourage collaboration and teamwork among our executive officers;

•	individual expertise, skills and knowledge;

•	leadership, including developing and motivating employees, collaborating within the company, attracting and retaining employees and personal development;

•	labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the perceived long-term value to the company; and

•	information and advice from an independent, third-party compensation consultant engaged by the Compensation Committee.

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We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers and from year to year. Ultimately, it is the Compensation Committee’s judgment of these factors along with competitive data that form the basis for determining the CEO’s compensation. The Compensation Committee and the CEO follow a similar practice to determine the basis of the other executive officers’ compensation.

While Mr. Bolton, our CEO, did participate in general meetings of the Compensation Committee in 2017, he did not participate in executive sessions nor did he participate in any discussions determining his own compensation.  Annually, upon request from the Compensation Committee, our CEO provides the Compensation Committee with data pertinent to his and the other executive officers’ compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual incentive plans, or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members, and, at times, outside consultants, and in the case of our CEO, input from all of the members of the Board, before making final independent compensation decisions.  Our CEO also provides data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or incentive plan measurement period, our CEO, along with our Chief Ethics and Compliance Officer and Corporate Secretary, prepares and presents to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee. All compensation related to our CEO is recommended by the Compensation Committee to our full Board, which ultimately has responsibility for approving CEO compensation.

The Compensation Committee has not awarded any stock options since 2002. When the Compensation Committee was utilizing stock options as part of the compensation package they consistently maintained a practice to award stock options only at specific times in order to avoid any claim that grants to executive officers were initiated during periods potentially advantageous to them. During its winter meeting, the Compensation Committee would grant stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. These grants were effective on the day awarded by the Compensation Committee with exercise prices equal to the closing price of our common stock on the NYSE on that day. Other than the annual grants described above, the Compensation Committee only considered additional grants for new employees. These grants were made in conjunction with the hiring of the employee and after Compensation Committee approval with the exercise price being equal to the closing price of our common stock on the NYSE on the day of grant. None of our named executive officers had outstanding options in 2017.

COMPENSATION COMPARATOR GROUP

We use a comparator group of companies when making certain compensation decisions. Our comparator group is used:

•	as an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	to benchmark the mix of cash and equity awarded to named executive officers;

•	to assess the competitiveness of total direct compensation awarded to senior executives;

•	to validate whether executive compensation programs are aligned with our performance and total shareholder return; and

•	as an input in designing compensation plans, benefits and perquisite programs.

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While the Compensation Committee examines data about executive compensation at other comparator companies, compensation paid at other companies is only one factor considered during the decision-making process.

Following the merger with Post, the Compensation Committee directed Semler Brossy to review MAA’s peer group and propose any recommended changes as a result of the increase in size and enterprise value following the merger with Post. Semler Brossy performed a peer screen, reviewing various metrics such as enterprise value, revenue, number of employees, number of properties and number of units of all publicly traded REITs (excluding highly focused sub-industries such as forest and casino management, companies that exhibited significant, sustained financial distress, and companies with clear pay-related governance fouls). The proposed revised peer group consisted of six multifamily REITs, representing MAA’s sub-industry and comparable to MAA in operational structure and talent needs, and 12 additional REITs of similar size and metric statistics to MAA, to which MAA was generally positioned within the median of the metrics reviewed. Upon review by the Compensation Committee, two companies were removed from the proposed peer group; one which was identified as having pay governance issues related to being a consistently high payer which the Compensation Committee did not feel was in line with its philosophy on executive compensation, and one with a unique operating model unaligned with MAA’s structure.

The final comparator group adopted by the Compensation Committee for review of 2017 compensation elements is listed below:

Apartment investment & Management Co.	Essex Property Trust, Inc.
AvalonBay Communities, Inc.	Extra Space Storage, Inc.
Boston Properties, Inc.	Federal Realty Investment Trust
Brixmor Property Group, Inc.	Host Hotels & Resorts, Inc.
Camden Property Trust	Kimco Realty Corp.
DDR Corp.	Macerich Co.
Duke Realty Corp.	Taubman Centers, Inc.
Equity Residential	UDR, Inc.

ROLE OF COMPENSATION CONSULTANT

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2016, the Compensation Committee engaged Semler Brossy as its compensation consultant with respect to 2017 compensation decisions.

Prior to the retention of a compensation consultant or any other external advisor, and from time-to-time as the Compensation Committee deems appropriate, the Compensation Committee assesses the independence of such advisor from management, taking into consideration all factors relevant to such advisor’s independence, including the factors specified in the NYSE listing standards.

The Compensation Committee assessed Semler Brossy’s independence, taking into account the following factors:

•	the policies and procedures the consultant has in place to prevent conflicts of interest;

•	any business or personal relationships between the consultant and the members of the Compensation Committee;

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•	any ownership of our common stock by the individuals at Semler Brossy performing consulting services for the Compensation Committee; and

•	any business or personal relationship of Semler Brossy with any of our executive officers.

Semler Brossy has provided the Compensation Committee with appropriate assurances and confirmation of its independent status pursuant to the factors indicated above. The Compensation Committee believes that Semler Brossy has been independent throughout its service for the Committee and that there is no conflict of interest between Semler Brossy and the Compensation Committee.

FINDINGS OF COMPENSATION CONSULTANT

Semler Brossy provided the final results of their review at the December 2016 Compensation Committee meeting and the Compensation Committee considered Semler Brossy’s review in setting the 2017 compensation programs.

Semler Brossy assessed target total pay levels against the revised peer group reflecting the change in size and complexity of the company following the merger with Post as well as other available market data for the named executive officers, specifically reviewing salary, target annual cash and target total pay. Semler Brossy reported that, in all cases, salary, target annual cash and target total pay opportunities for the named executive officers fell well below median with target total pay for all of the named executive officers falling 23% or more below the median of the peer group, well outside the competitive range identified by Semler Brossy (+-15% to median) to attract and retain talent. Furthermore, Semler Brossy noted that while shortfalls were present in both the cash and equity components of compensation for all named executive officers, the lion’s share of the shortfall was the equity component.

Overall, given the change in size and complexity of the company and the expanded scope of responsibility of the named executive officers following the merger with Post, the Compensation Committee believed these results indicated that compensation was generally lagging, in relation to both cash and equity incentives. As a result, the Compensation Committee felt it was appropriate to adopt increases in base salaries and to increase the total award opportunity as a percent of salary available under the long term incentive plan in 2017. In considering the increase in the total award opportunity for the long-term incentive plan, the Compensation Committee maintained the percentage of the award related to performance based metrics overall to align management’s compensation with the attainment of company results and to the Relative TSR metric to ensure management’s continued alignment with the long term best interests of our shareholders.

SHARE OWNERSHIP GUIDELINES

We have share ownership guidelines for our named executive officers. These guidelines are designed to align the named executive officers’ long-term financial interests with those of shareholders. Under these guidelines, Mr. Bolton, as the CEO, is required to own MAA stock worth three times his annual base salary and our other named executive officers are required to own MAA stock worth two times their respective annual base salaries. Each named executive officer has three years from the date they become subject to the share ownership guidelines to meet their target. If a named executive officer is promoted and the target is increased, an additional three-year period is provided to meet the target. Stock options do not count toward the ownership guideline and performance shares count only after the performance criteria has been met.

All named executive officers exceed their share ownership guidelines.

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HOLDING PERIOD REQUIREMENTS

Effective April 1, 2017, our Board adopted share retention requirements for our named executive officers. These requirements are intended to further strengthen alignment of interests between our named executive officers and that of our shareholders.  Following designation as a named executive officer, the named executive officer is required to retain ownership of at least 50% of the net shares (after paying tax liabilities) acquired from the exercise of stock options or the vesting of shares of restricted stock awarded pursuant to our equity incentive plans. Named executive officers are required to continue to retain these shares until retirement or other termination of the named executive officer’s employment, or until the executive is no longer designated as a named executive officer.

All of our named executive officers have remained in compliance with the holding period requirements since their adoption.

TRADING CONTROLS AND HEDGING, PLEDGING AND SHORT SALE POLICIES

Executive officers, including the named executive officers, are required to receive the permission of our General Counsel (and our General Counsel is required to receive the permission of our Chief Ethics and Compliance Officer) prior to entering into any transactions in our securities. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the named executive officers, may enter into a trading plan under Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by MAA. We require trading plans to include a waiting period and the trading plans may not be amended during their term. The named executive officer bears full responsibility if he violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

Executive officers are prohibited from entering into hedging and short sale transactions or pledging common stock.

CLAWBACK PROVISIONS

We have adopted a clawback policy. Under this policy, if we are required to prepare and file an accounting restatement with the SEC, the Compensation Committee may require our named executive officers to repay to MAA any portion of incentive compensation paid in the preceding three years that would not have been paid if such compensation had been determined based on the financial results reported in the restated financial statement.

TAX AND ACCOUNTING IMPLICATIONS OF COMPENSATION

Section 162(m) of the Code historically limited the tax deductibility of annual compensation paid by a publicly held corporation to its “covered employees,” being its principal executive officer or any of its three other most highly compensated executive officers (other than its principal financial officer), to $1 million, unless the compensation qualified as performance-based compensation under Section 162(m). Under the Tax Cuts and Jobs Act of 2017, this “performance-based” exception was eliminated, and the definition of “covered employees” generally was expanded to cover all named executive officers, including the principal financial officer.   These new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.

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We believe that because of the structure of MAA and its affiliates, we do not have “covered employees” whose compensation is subject to the $1 million deduction limit under Section 162(m). In addition, since MAA qualifies as a REIT under the Code and is generally not subject to Federal income taxes, we believe the payment of compensation that may exceed the deduction limit under Section 162(m) would not have a material adverse consequence to us, provided we continue to distribute 100% of our taxable income. If we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to federal income tax expense as dividend income. Any such compensation allocated to MAA’s taxable REIT subsidiaries whose income is subject to federal income taxes would result in an increase in income taxes due to the inability to deduct such compensation. Although we are mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain of our compensation packages, we have reserved, and will continue to reserve, the right to structure our compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

CONCLUSION

The Compensation Committee believes that our executive leadership is a key element to our success and that the compensation package offered to the executive officers is a key element in attracting, retaining and motivating the appropriate personnel.

The Compensation Committee believes it has historically maintained compensation for our executive officers at levels that are reflective of the talent and success of the individuals being compensated, and with the inclusion of additional compensation directly tied to performance, the Compensation Committee believes executive compensation will be sufficiently comparable to our industry peers to allow us to retain our key personnel at costs which are appropriate for MAA.

The Compensation Committee will continue to develop, analyze and review its methods for aligning executive management’s long-term compensation with the benefits generated for shareholders. The Compensation Committee believes the idea of creating ownership in MAA helps align management’s interests with the interests of shareholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the Compensation Committee feels it is necessary or appropriate as a measure to incent, retain and reward our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Mid-America Apartment Communities, Inc. reviewed and discussed with management the information contained in the Compensation Discussion & Analysis section of this Proxy Statement and recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement and our Annual Report on Form 10-K.

COMPENSATION COMMITTEE:
Philip W. Norwood (Chair)
Toni Jennings
James K. Lowder
Monica McGurk
Claude B. Nielsen

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PROPOSAL 3:  APPROVE SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN

MATTER TO BE VOTED To approve the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan.
Shareholders are being asked to approve the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan to, among other things, increase the number of shares available for issuance under the plan to 2,000,000.

Absent an increase in the number of authorized shares under the plan, we do not expect to have sufficient shares to meet our anticipated equity compensation needs beyond 2018. We believe increasing the number of shares issuable under the plan is necessary in order to allow MAA to continue to utilize equity awards to attract and retain key individuals essential to our long-term growth and financial success and to further align management interests with those of our shareholders.

VOTE REQUIRED	For the proposal to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” the proposal.
	Impact of Abstentions and Broker Non-Votes	Abstentions will have the legal effect of votes against the proposal. Broker non-votes will not have any legal effect on whether this proposal is approved.
BOARD RECOMMENDATION	FOR	Our Board recommends a vote “FOR” approval of the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan.

OVERVIEW

The Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan, or the Original Plan, was approved by shareholders on September 27, 2013. At the 2014 Annual Meeting of Shareholders, our shareholders approved the Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan, or the Current Plan, to increase the number of shares authorized to be issued under the Original Plan. The Current Plan provides that the maximum aggregate number of shares of MAA common stock that may be issued pursuant to awards granted under the plan is 625,000 shares.

On March 13, 2018, our Board, upon recommendation from the Compensation Committee, adopted the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan, or the Amended Plan, subject to shareholder approval, to:

1.	Increase the number of shares available for issuance to 2,000,000;

2.
Prohibit certain share recycling practices (the Amended Plan does not allow any shares which are tendered or held back upon exercise of a stock option or settlement of an award to cover the exercise price or tax withholding, or repurchased by us on the open market, to be added back to the shares of stock available to be issued);

3.
Amend the annual limit on independent director compensation such that (i) the aggregate grant date fair value of all equity awards granted to an independent director during any single calendar year may not exceed $400,000 and (ii) the aggregate cash compensation paid to an independent director may not exceed $250,000; and

4.
Amend the maximum performance-based award payable to any one Covered Employee for a Performance Cycle commencing after the effective date of the Amended Plan to 150,000 shares, or $5,000,000 in the case of a performance-based award that is a cash-based award.

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The Board recommends that our shareholders approve the Amended Plan. As a matter of good governance, we feel it is appropriate to allow shareholders to vote to authorize additional share availability under the plan, rather than utilize shares surrendered to cover the exercise price or taxes associated with an award, which we believe inappropriately increases the number of shares actually authorized by shareholders. As a matter of practice, MAA has never utilized recycled shares under the Current Plan.

Absent an increase in the number of shares authorized for issuance, we do not expect to have sufficient shares under the Current Plan to meet our anticipated equity compensation needs for 2019. We believe that increasing the number of shares issuable is necessary in order to allow MAA to continue to utilize equity awards (generally, restricted stock awards and performance share awards) to retain and attract the services of key individuals essential to MAA’s long-term growth and financial success and to further align management interests with those of MAA’s shareholders. Equity-based compensation is a critical component of our compensation program and MAA relies on such awards to retain and attract key employees and non-employee directors. We believe that equity incentives are necessary for us to remain competitive in regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of MAA depends.

The following factors were taken into account by the Compensation Committee and the Board in adopting the Amended Plan:

•	MAA’s historical burn rate;

•	the number of shares remaining available under the Current Plan for future awards (194,916 or 0.17% of outstanding shares of common stock as of December 31, 2017);

•	the number of shares issuable upon the exercise of outstanding stock options (108,438 or 0.10% of outstanding shares of common stock as of December 31, 2017);

•	the number of outstanding unvested restricted shares (180,692 or 0.16% of outstanding shares of common stock as of December 31, 2017);

•	dilution resulting from the proposed increase in authorized shares;

•	the shareholder value transfer resulting from the proposed increase; and

•	the conformance of the Amended Plan to good governance practices:

o	fixed term of 10 years from the date of shareholder approval;

o	no annual “evergreen” provision (the Amended Plan limits the number of shares to 2,000,000 and does not provide annual or automatic increases to the number of shares authorized to be issued);

o	prohibits the ability to pay dividends or dividend equivalents on performance-based awards until the performance-based conditions have been met;

o	prohibits dividends or dividend equivalents on stock options and stock appreciation rights;

o	prohibits repricing of awards without shareholder approval;

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o	restricts transfers of restricted stock awards, restricted stock units, unrestricted stock awards; and performance share awards during a participant’s lifetime;

o	prohibits liberal recycling of shares;

o	is administered by our Compensation Committee, which is solely comprised of independent, non-employee directors; and

o	requires shareholder approval for any material amendment (other than an amendment that curtails the scope of the plan).

As of February 28, 2018, there were stock options to acquire 95,838 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $75.99 and a weighted average remaining term of 6.49 years. In addition, as of February 28, 2018, there were 189,299 unvested full value awards with time-based vesting and no unvested full value awards with performance vesting outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of February 28, 2018. Based solely on the closing price of our common stock as reported by the NYSE on February 28, 2018  and the maximum number of shares that would have been available for awards as of such date under the Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Plan is $12,828,459.

EQUITY COMPENSATION PLAN INFORMATION AND BURN RATE

OUTSTANDING AWARDS AND AVAILABLE SHARES

The following table provides information regarding the shares of MAA common stock that may be issued under the Current Plan as of December 31, 2017. The number of securities reported in column (c) as available for future issuance does not include any of the 1,375,000 additional shares that our shareholders are being asked to approve at the 2018 Annual Meeting of Shareholders.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	108,438	$72.93	194,916
Equity compensation plans not approved by security holders	0	0	0
Total	108,438	$72.93	194,916
(1)
For information concerning our equity compensation plans, see the discussion in Note 5 Stock based Compensation to MAA’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

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BURN RATE

At December 31, 2017, our three-year average annual “burn rate,” or percentage of weighted average shares outstanding granted under the Current Plan in the prior three years, was 0.41%, net of forfeitures and net of share settlement.

SUMMARY OF THE AMENDED PLAN

The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended Plan that is attached hereto as Appendix A.

PLAN ADMINISTRATION

The Amended Plan will be administered by the MAA Compensation Committee. The MAA Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The MAA Compensation Committee may delegate to MAA’s Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code.

ELIGIBILITY AND LIMITATIONS ON GRANTS

Persons eligible to participate in the Amended Plan will be those full or part-time officers, employees, non-employee directors and other key persons of MAA and its subsidiaries (including Mid-America Apartments, LP) as selected from time-to-time by the MAA Compensation Committee. As of February 28, 2018, approximately 123 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes eight executive officers, 104 employees who are not executive officers, (together approximately 4% of all employees), and 11 non-employee directors.

The maximum award of stock options granted to any one individual in any calendar year will not exceed 100,000 shares of MAA common stock (subject to adjustment for stock splits and similar events). If any award of restricted stock, restricted stock units, performance shares or other stock-based award granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 150,000 shares of MAA common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $5,000,000. Awards granted prior to the effective date of the Amended Plan will remain subject to the 162(m)-related limitations set forth in the Original Plan.

DIRECTOR COMPENSATION LIMIT

The Amended Plan includes an annual limit on independent director compensation such that (i) the aggregate grant date fair value of all equity awards granted to an independent director during any single calendar year may not exceed $400,000 and (ii) the aggregate cash compensation paid to an independent director may not exceed $250,000.

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STOCK OPTIONS

The Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the MAA Compensation Committee but may not be less than 100% of the fair market value of the MAA common stock on the date of grant. The Amended Plan provides that such fair market value will be deemed to be the last reported sale price of the shares of MAA common stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in MAA’s capital structure. Option repricing may not be effected through cancellation and re-grants or cancellation in exchange for cash.

The term of each option will be fixed by the MAA Compensation Committee and may not exceed ten years from the date of grant. The MAA Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the MAA Compensation Committee in circumstances involving a sale event (as defined in the Amended Plan), or the death, disability or termination of employment of a plan participant.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the MAA Compensation Committee, by delivery (or attestation to the ownership) of shares of MAA common stock that are not then subject to restrictions under any MAA plan, or, with respect to stock options that are not incentive stock options, by a “net exercise” arrangement pursuant to which MAA will reduce the number of shares of stock issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price. Subject to applicable law, the exercise price may also be delivered to MAA by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

RESTRICTED STOCK

The MAA Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the MAA Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with MAA or its subsidiaries through a specified restricted period. Dividends payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria must be retained or repaid by the participant to MAA until the performance conditions are met.

RESTRICTED STOCK UNITS

The MAA Compensation Committee may award phantom stock units as restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the MAA Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with MAA or its subsidiaries through a specified vesting period. In the MAA Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the MAA Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units. During the deferral period, the participant may be credited with dividend equivalent rights with respect to the restricted stock units (but dividend equivalents payable with respect to restricted stock units with vesting tied to the attainment of performance criteria must be retained or repaid by the participant to MAA until the performance conditions are met).

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UNRESTRICTED STOCK AWARDS

The MAA Compensation Committee may also grant shares of common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

PERFORMANCE SHARE AWARDS

The MAA Compensation Committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the MAA Compensation Committee shall determine.

DIVIDEND EQUIVALENT RIGHTS

The MAA Compensation Committee may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

OTHER STOCK-BASED AWARDS

The MAA Compensation Committee may grant awards of capital stock other than common stock and other awards that are valued in whole or in part by reference to or are otherwise based on, common stock, including, for example, convertible preferred stock, convertible debentures, exchangeable securities, awards valued by reference to book value or subsidiary performance. These awards may be subject to such conditions and restrictions as the MAA Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her awards.

CASH-BASED AWARDS

The MAA Compensation Committee may grant cash bonuses under the Amended Plan. The cash bonuses may be subject to the achievement of certain performance goals.

CHANGE IN CONTROL PROVISIONS

The Amended Plan provides that upon the contemplation of and subject to the consummation of a sale event, the Board of Directors may take any one or more of the following actions with respect to outstanding awards: (i) provide that such awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all awards will terminate immediately prior to the consummation of the sale event (in which event, all vested awards, other than options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Compensation Committee and all stock options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the price payable for a share of common stock in the transaction times the number of shares subject to such outstanding options (to the extent then exercisable at prices not in excess of the per share transaction price) and (B) the aggregate exercise price of all such outstanding stock options; provided, however, that each participant may be permitted, within a specified period determined by the MAA Compensation Committee prior to the consummation of the sale event, to exercise all outstanding stock options, including those that are not then exercisable, subject to the consummation of the sale event.

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TRANSFERABILITY

In general, unless otherwise permitted by the MAA Compensation Committee, no award granted under the Amended Plan is transferable by the participant other than by will or by the laws of descent and distribution, and awards may be exercised during the participant’s lifetime only by the participant, or by the participant’s legal representative or guardian in the case of the participant’s incapacity.

ADJUSTMENTS FOR STOCK DIVIDENDS, STOCK SPLITS, ETC.

The Amended Plan requires the MAA Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

TAX WITHHOLDING

Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that MAA is required by law to withhold upon any option exercise or vesting of other awards or election pursuant to Section 83(b) of the Code. Subject to approval by the MAA Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or upon vesting of other awards. The MAA Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

AMENDMENTS AND TERMINATION

The MAA Board may at any time amend or discontinue the Amended Plan and the MAA Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Amended Plan, including any amendments that increase the number of shares reserved for issuance under the Amended Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the Amended Plan, or materially change the method of determining the fair market value of common stock, will be subject to approval by MAA’s shareholders. Amendments shall also be subject to approval by MAA’s shareholders if and to the extent determined by the MAA Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

EFFECTIVE DATE AND TERM

The Amended Plan was approved by our Board of Directors on March 13, 2018. Awards of incentive options may be granted under the Plan until the tenth anniversary of March 13, 2018.  No other awards may be granted under the Plan after the date that is ten years from the date of stockholder approval.

NEW PLAN BENEFITS

Because the grant of awards under the Amended Plan is within the discretion of the MAA Compensation Committee, MAA cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups under the Current Plan during 2017: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

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	Restricted Stock
Name and Position	Dollar Value ($)(1)	Number (#)
H. Eric Bolton, Jr., CEO	$2,043,203	23,808
Albert M. Campbell III, EVP, CFO	$907,203	10,571
Robert J. DelPriore, EVP, General Counsel	$756,503	8,815
Thomas L. Grimes, Jr., EVP, COO	$930,975	10,848
All current executive officers, as a group	$5,360,918	62,467
All current directors who are not executive officers, as a group	$1,130,936	13,178
All current employees who are not executive officers, as a group	$3,128,826	36,458
(1)	Calculations are based on the closing price of MAA common stock of $85.85 on February 28, 2018.

TAX ASPECTS UNDER THE CODE

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.

INCENTIVE OPTIONS

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then, generally, for U.S. federal income tax purposes, (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) MAA will not be entitled to any deduction. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then, generally, for U.S. federal income tax purposes, (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (b) MAA will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock. If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

NON-QUALIFIED OPTIONS

No income is realized by the optionee at the time the option is granted. Generally, (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and MAA receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

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PARACHUTE PAYMENTS

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to MAA, in whole or in part, and may subject the recipient to a non-deductible 20% U.S. federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

LIMITATION ON DEDUCTIONS

As a result of Section 162(m) of the Code, MAA’s deduction for awards under the Amended Plan will be limited to the extent that any covered employee receives compensation in excess of $1 million per year.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned by our named executive officers.  Values for stock awards represent full grant date fair value in accordance with FASB ASC Topic 718 and appear in the year of the grant. These values represent the total expense that we expect to recognize over time related to the award, but due to performance and continued employment requirements, as well as vesting schedules, may or may not represent the value of stock realized, or the timing of stock acquired by the named executive officers. For information on actual shares issued to named executive officers related to the fair value amounts provided in the below table, please see the footnotes to this table and the Outstanding Equity Awards table found later in this Proxy Statement.

Name and		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Principal		($)	($)	($)	($)	($)	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	($)
H. Eric Bolton, Jr.	2017	$704,000	$500	$4,196,966	$1,536,480	$88,584	$6,526,530
CEO	2016	$640,000	$500	$1,982,080	$1,600,000	$53,733	$4,276,313
	2015	$635,077	$500	$1,733,391	$1,530,000	$18,346	$3,917,314
Albert M. Campbell, III	2017	$440,000	$500	$1,893,496	$580,635	$44,765	$2,959,396
EVP and CFO	2016	$400,000	$500	$929,120	$600,000	$42,318	$1,971,938
	2015	$370,462	$500	$721,916	$535,500	$25,764	$1,654,142
Robert J. DelPriore	2017	$429,000	$500	$1,705,018	$574,163	$42,700	$2,751,381
EVP and	2016	$390,000	$250	$754,884	$585,000	$39,114	$1,769,248
General Counsel	2015	$351,538	$250	$524,435	$503,625	$23,402	$1,403,250
Thomas L. Grimes, Jr.	2017	$451,000	$500	$1,715,333	$640,591	$53,815	$2,861,239
EVP and COO	2016	$410,000	$500	$952,348	$820,000	$41,993	$2,224,841
	2015	$381,046	$500	$739,398	$537,030	$25,893	$1,683,867

(1)
Represents salary actually paid during the calendar year indicated. This value may vary slightly from the base salary awarded by the Compensation Committee depending upon when our Compensation Committee awards current year salaries and because our payroll is paid every two weeks and may carryover a calendar year end or have an extra pay period in a given year.

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(2)	Includes an annual holiday bonus paid to all employees based on length of service.

(3)
Represents the grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant. For a complete description of the assumptions made in determining the FASB ASC Topic 718 valuation, please refer to Stock Based Compensation in our audited financial statements in our Annual Report on Form 10-K for the indicated fiscal year. Additional details for each grant can be found in the below schedule. For purposes of the below schedule, shares issued in 2018 are classified as Shares Earned as of December 31, 2017 as long as the performance period for the resultant share issuance was completed by December 31, 2017.

	Maximum Opportunity		Shares Earned	Maximum Future
Year, Plan and Name	Value to Participant	Number of Shares	as of 12/31/2017	Share Opportunity
2017
2017 LTIP
Mr. Bolton	$3,168,000	32,524	16,262	16,262
Mr. Campbell	$1,540,000	15,810	7,905	7,905
Mr. DelPriore	$1,287,000	13,212	6,606	6,606
Mr. Grimes	$1,578,500	16,205	8,102	8,103
Merger Plan
Mr. Bolton	$2,112,000	20,593	0	20,593
Mr. Campbell	$880,000	8,578	0	8,578
Mr. DelPriore	$858,000	8,363	0	8,363
Mr. Grimes	$676,500	6,594	0	6,594
2016
2016 LTIP
Mr. Bolton	$2,560,000	28,634	14,182	14,182
Mr. Campbell	$1,200,000	13,296	6,648	6,648
Mr. DelPriore	$975,000	10,804	5,402	5,402
Mr. Grimes	$1,230,000	13,629	6,815	6,814
2015
2015 LTIP
Mr. Bolton	$1,836,000	23,437	23,437	0
Mr. Campbell	$714,000	9,116	9,116	0
Mr. DelPriore	$680,000	8,683	8,683	0
Mr. Grimes	$734,400	9,376	9,376	0
One-time 280G
Mr. Bolton	$160,025	2,044	2,044	0
Mr. Campbell	$110,076	1,406	1,406	0
Mr. DelPriore	N/A	N/A	N/A	N/A
Mr. Grimes	$110,076	1,406	1,406	0

(4)	Represents cash bonuses paid under the Annual Incentive Programs for executive officers.

(5)	Represents the following matching company contributions to the Deferred Comp Plan and 401(K) Plan owed for calendar year 2017, regardless of the timing of credit to the executive’s benefit account:

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	Def Comp Plan	401(K) Plan	Total
2017
Mr. Bolton	$77,784	$10,800	$88,584
Mr. Campbell	$33,965	$10,800	$44,765
Mr. DelPriore	$31,900	$10,800	$42,700
Mr. Grimes	$43,015	$10,800	$53,815
2016
Mr. Bolton	$43,133	$10,600	$53,733
Mr. Campbell	$31,718	$10,600	$42,318
Mr. DelPriore	$28,514	$10,600	$39,114
Mr. Grimes	$31,393	$10,600	$41,993
2015
Mr. Bolton	$18,346	$-	$18,346
Mr. Campbell	$25,764	$-	$25,764
Mr. DelPriore	$23,402	$-	$23,402
Mr. Grimes	$25,893	$-	$25,893

GRANTS OF PLAN BASED AWARDS

The following table summarizes grants of plan-based awards made to our named executive officers for 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(3) ($)
Mr. Bolton	12/8/2016	$440,000	$1,179,200	$1,760,000
CEO	1/9/2017				13,009	23,417	32,524	$2,084,966
4/4/2017					10,939	15,829	20,593	$2,112,000
Mr. Campbell	12/8/2016	$288,750	$496,650	$660,000
EVP, CFO	1/9/2017				6,323	11,383	15,810	$1,013,496
4/4/2017					4,557	6,594	8,578	$880,000
Mr. DelPriore	12/8/2016	$281,531	$484,234	$643,500
EVP, General	1/9/2017				5,284	9,512	13,212	$847,018
Counsel	4/4/2017				4,441	6,430	8,363	$858,000
Mr. Grimes	12/8/2016	$678,755	$803,772	$902,000
EVP, COO	1/9/2017				6,481	11,668	16,205	$1,038,833
4/4/2017					3,503	5,069	6,594	$676,500

(1)
On December 8, 2016, the Compensation Committee, and in regards to Mr. Bolton’s participation, the Board, approved the 2017 AIP for executive officers. The actual awards earned under the 2017 AIP by Messrs. Bolton, Campbell, DelPriore and Grimes were $1,536,480, $580,635, $574,163 and $640,591, respectively.

(2)
The Compensation Committee, and in regards to Mr. Bolton’s participation, the Board, approved the 2017 LTIP with a grant date of January 9, 2017. Actual shares earned under the 2017 LTIP as of December 31, 2017 were 16,262, 7,905, 6,606, and 8,102 by Messrs. Bolton, Campbell, DelPriore and Grimes, respectively. Actual shares earned include shares issued in 2018 for which the performance period was complete by December 31, 2017.  The Compensation Committee, and in regards to Mr. Bolton’s participation, the Board, approved the Merger Plan with a grant date of April 4, 2017. No shares have been earned under the Merger Plan as of December 31, 2017.

(3)	These amounts are also reflected in the Summary Compensation Table under “Stock Awards”.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the number of non-fully vested outstanding equity awards held by each of our named executive officers as of December 31, 2017, including awards earned by December 31, 2017 but not issued until 2018, and the market value of these awards as of December 31, 2017, based on the closing stock price of $100.56 on December 29, 2017, the last market day of the year. These awards are often related to long-term incentive plans with performance periods in prior years. Frequently, the shares were also issued in prior years and are subject to various vesting features. Please refer to the footnotes of the table for further details. None of our named executive officers hold any stock options.

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	(#)	($)
Mr. Bolton	3,088 (1)	$310,529
CEO	14,008 (2)	$1,408,644
	3,517 (3)	$353,670
	15,938 (4)	$1,602,725
	2,044 (5)	$205,545
	13,048 (6)	$1,312,107
	16,262 (7)	$1,635,307
Mr. Campbell	1,272 (1)	$127,912
EVP, CFO	4,904 (2)	$493,146
	1,368 (3)	$137,566
	6,199 (4)	$623,371
	1,406 (5)	$141,387
	6,117 (6)	$615,126
	7,905 (7)	$794,927
Mr. DelPriore	2,805 (2)	$282,071
EVP, General Counsel	1,172 (3)	$117,856
	5,905 (4)	$593,807
	4,970 (6)	$499,783
	6,606 (7)	$664,299
Mr. Grimes	1,272 (1)	$127,912
EVP, COO	3,363 (2)	$338,183
	1,406 (3)	$141,387
	6,376 (4)	$641,171
	1,406 (5)	$141,387
	6,270 (6)	$630,511
	8,102 (7)	$814,737

(1)
On January 24, 2014, Messrs. Bolton, Campbell and Grimes were issued 12,353, 5,088 and 5,088 shares of restricted common stock, respectively, in conjunction with the 2013 Long Term Incentive Program, or 2013 LTIP. The shares vest equally on an annual basis beginning January 23, 2015 and ending January 24, 2018, contingent upon continued employment through each vest date. No additional shares can be earned under the 2013 LTIP.

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(2)
On January 13, 2014, Messrs. Bolton, Campbell, DelPriore and Grimes were issued 8,550, 2,993, 1,710 and 2,052 shares of restricted common stock, respectively, in conjunction with the Colonial Merger Integration Incentive Plan, or Colonial Merger Plan, which was granted in connection with our merger with Colonial Properties Trust, or Colonial. The shares vest equally on an annual basis beginning January 13, 2015 and ending on January 13, 2019, contingent upon continued employment through each vest date. On March 10, 2016, Messrs. Bolton, Campbell, DelPriore and Grimes were issued an additional 15,878, 5,558, 3,178 and 3,813 shares of restricted common stock in conjunction with the Colonial Merger Plan, respectively. The shares vest equally on an annual basis beginning March 10, 2017 and ending on March 10, 2019, contingent upon continued employment through each vest date. No additional shares can be earned under the Colonial Merger Plan.

(3)
On January 13, 2014, Messrs. Bolton, Campbell, DelPriore and Grimes were issued 8,794, 3,420, 2,932 and 3,518 shares of restricted common stock, respectively, in conjunction with the 2014 Long Term Incentive Program, or 2014 LTIP. The shares vest equally on an annual basis beginning January 13, 2015 and ending on January 13, 2019, contingent upon continued employment through each vest date. No additional shares can be earned under the 2014 LTIP.

(4)
On January 9, 2015, Messrs. Bolton, Campbell, DelPriore and Grimes were issued 7,031, 2,735, 2,605 and 2,813 shares of restricted common stock, respectively, in conjunction with the 2015 Long Term Incentive Plans, or 2015 LTIP. The shares vest equally on an annual basis beginning January 9, 2016 and ending on January 9, 2020, contingent upon continued employment through each vest date. On March 25, 2016, Messrs. Bolton, Campbell, DelPriore and Grimes were issued an additional 9,375, 3,646, 3,473 and 3,750 shares of restricted common stock in conjunction with the 2015 LTIP, respectively. The shares vest equally on an annual basis beginning March 25, 2017 and ending on March 25, 2018, contingent upon continued employment through each vest date. On March 26, 2018, Messrs. Bolton, Campbell, DelPriore and Grimes were issued an additional 7,031, 2,735, 2,605 and 2,813 shares of restricted common stock in conjunction with the 2015 LTIP, respectively. The shares immediately vested upon issuance. No additional shares can be earned under the 2015 LTIP.

(5)
On March 24, 2015, Messrs. Bolton, Campbell and Grimes were issued 2,044, 1,406 and 1,406 shares of restricted common stock, respectively, in consideration for the removal of tax gross-up provisions for excess parachute payments and in Mr. Bolton’s case, to remove the modified, single-trigger termination right in his legacy employment agreement, which had been previously granted to the executive officers. The shares vest 100% on March 24, 2020, contingent upon continued employment through the vest date. No additional shares can be earned under this grant.

(6)
On January 8, 2016, Messrs. Bolton, Campbell, DelPriore and Grimes were issued 5,673, 2,659, 2,161 and 2,726 shares of restricted common stock, respectively, in conjunction with the 2016 Long Term Incentive Plan, or 2016 LTIP. The shares vest equally on an annual basis beginning January 8, 2017 and ending on January 8, 2021, contingent upon continued employment through each vest date. On March 24, 2017, Messrs. Bolton, Campbell, DelPriore and Grimes were issued an additional 8,509, 3,989, 3,241 and 4,089 shares of restricted common stock in conjunction with the 2016 LTIP, respectively. The shares vest equally on an annual basis beginning March 24, 2018 and ending on March 24, 2019, contingent upon continued employment through each vest date. Messrs. Bolton, Campbell, DelPriore and Grimes are eligible for a maximum of additional awards under the 2016 LTIP totaling 14,182, 6,648, 5,402 and 6,814 shares of restricted common stock, respectively.

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(7)
On January 9, 2017, Messrs. Bolton, Campbell, DelPriore and Grimes were issued 6,505, 3,162, 2,642 and 3,241 shares of restricted common stock in conjunction with the 2017 LTIP, respectively. The shares vest equally on an annual basis beginning January 9, 2018 and ending on January 9, 2022, contingent upon continued employment through each vest date. On April 2, 2018, Messrs. Bolton, Campbell, DelPriore and Grimes were issued an additional 9,757, 4,743, 3,964 and 4,861 shares of restricted common stock in conjunction with the 2017 LTIP, respectively. The shares vest equally on an annual basis beginning April 2, 2019 and ending on April 2, 2020, contingent upon continued employment through each vest date. Messrs. Bolton, Campbell, DelPriore and Grimes are eligible for a maximum of additional awards under the 2017 LTIP totaling 16,262, 7,905, 6,606 and 8,103 shares of restricted common stock, respectively.

OPTION EXERCISE AND STOCK VESTED

The following table summarizes the number of shares acquired upon the vesting of stock awards and the value realized by our named executive officers as a result of such vesting during 2017.  None of our named executive officers hold any stock options. Accordingly, no options were exercised in 2017 by our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Mr. Bolton	33,436	$3,264,080
CEO
Mr. Campbell	12,842	$1,253,893
EVP, CFO
Mr. DelPriore	8,764	$858,300
EVP, General Counsel
Mr. Grimes	12,299	$1,201,743
EVP, COO

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(1)	The shares represented in this column vested from the following plans:

Name	Plan	ASC 718 Grant Date	Stock Issue Date	Total Shares Granted	Shares Vested in 2017	Remaining Unvested Shares	Vesting Schedule
Mr. Bolton	2012 Bonus	3/12/2013	3/12/2013	3,659	914	-	25% annually from 1/10/2014
Mr. Campbell	2012 Bonus	3/12/2013	3/12/2013	1,125	281	-	25% annually from 1/10/2014
Mr. Grimes	2012 Bonus	3/12/2013	3/12/2013	1,106	276	-	25% annually from 1/10/2014
Mr. Bolton	2012 LTIP	1/3/2012	1/10/2013	4,726	1,181	-	25% annually from 1/10/2014
Mr. Campbell	2012 LTIP	1/3/2012	1/10/2013	1,938	484	-	25% annually from 1/10/2014
Mr. Grimes	2012 LTIP	1/3/2012	1/10/2013	1,906	476	-	25% annually from 1/10/2014
Mr. Bolton	Colonial Merger Plan	1/13/2014	1/13/2014	8,550	1,710	3,420	20% annually from 1/13/2015
Mr. Campbell	Colonial Merger Plan	1/13/2014	1/13/2014	2,993	599	1,196	20% annually from 1/13/2015
Mr. DelPriore	Colonial Merger Plan	1/13/2014	1/13/2014	1,710	342	684	20% annually from 1/13/2015
Mr. Grimes	Colonial Merger Plan	1/13/2014	1/13/2014	2,052	410	820	20% annually from 1/13/2015
Mr. Bolton	Colonial Merger Plan	1/13/2014	3/10/2016	15,878	5,290	10,588	33% annually from 3/10/2017
Mr. Campbell	Colonial Merger Plan	1/13/2014	3/10/2016	5,558	1,850	3,708	33% annually from 3/10/2017
Mr. DelPriore	Colonial Merger Plan	1/13/2014	3/10/2016	3,178	1,057	2,121	33% annually from 3/10/2017
Mr. Grimes	Colonial Merger Plan	1/13/2014	3/10/2016	3,813	1,270	2,543	33% annually from 3/10/2017
Mr. Bolton	2013 LTIP	1/2/2013	1/24/2014	12,353	3,088	3,088	25% annually from 1/24/2015
Mr. Campbell	2013 LTIP	1/2/2013	1/24/2014	5,088	1,272	1,272	25% annually from 1/24/2015
Mr. Grimes	2013 LTIP	1/2/2013	1/24/2014	5,088	1,272	1,272	25% annually from 1/24/2015
Mr. Bolton	2014 LTIP	1/13/2014	1/13/2014	8,794	1,759	3,517	20% annually from 1/13/2015
Mr. Campbell	2014 LTIP	1/13/2014	1/13/2014	3,420	684	1,368	20% annually from 1/13/2015
Mr. DelPriore	2014 LTIP	1/13/2014	1/13/2014	2,932	586	1,172	20% annually from 1/13/2015
Mr. Grimes	2014 LTIP	1/13/2014	1/13/2014	3,518	704	1,406	20% annually from 1/13/2015
Mr. Bolton	2014 LTIP	1/13/2014	3/10/2015	6,946	3,473	-	50% annually from 3/10/2016
Mr. Campbell	2014 LTIP	1/13/2014	3/10/2015	2,702	1,351	-	50% annually from 3/10/2016
Mr. DelPriore	2014 LTIP	1/13/2014	3/10/2015	2,316	1,158	-	50% annually from 3/10/2016
Mr. Grimes	2014 LTIP	1/13/2014	3/10/2015	2,779	1,390	-	50% annually from 3/10/2016
Mr. Bolton	2014 LTIP	1/13/2014	3/10/2017	8,794	8,794	-	100% upon issuance
Mr. Campbell	2014 LTIP	1/13/2014	3/10/2017	3,420	3,420	-	100% upon issuance
Mr. DelPriore	2014 LTIP	1/13/2014	3/10/2017	2,932	2,932	-	100% upon issuance
Mr. Grimes	2014 LTIP	1/13/2014	3/10/2017	3,518	3,518	-	100% upon issuance
Mr. Bolton	2015 LTIP	1/9/2015	1/9/2015	7,031	1,406	4,219	20% annually from 1/9/2016
Mr. Campbell	2015 LTIP	1/9/2015	1/9/2015	2,735	547	1,641	20% annually from 1/9/2016
Mr. DelPriore	2015 LTIP	1/9/2015	1/9/2015	2,605	521	1,563	20% annually from 1/9/2016
Mr. Grimes	2015 LTIP	1/9/2015	1/9/2015	2,813	563	1,688	20% annually from 1/9/2016
Mr. Bolton	2015 LTIP	1/9/2015	3/25/2016	9,375	4,687	4,688	50% annually from 3/25/2017
Mr. Campbell	2015 LTIP	1/9/2015	3/25/2016	3,646	1,823	1,823	50% annually from 3/25/2017
Mr. DelPriore	2015 LTIP	1/9/2015	3/25/2016	3,473	1,736	1,737	50% annually from 3/25/2017
Mr. Grimes	2015 LTIP	1/9/2015	3/25/2016	3,750	1,875	1,875	50% annually from 3/25/2017
Mr. Bolton	2016 LTIP	1/8/2016	1/8/2016	5,673	1,134	4,539	20% annually from 1/8/2017
Mr. Campbell	2016 LTIP	1/8/2016	1/8/2016	2,659	531	2,128	20% annually from 1/8/2017
Mr. DelPriore	2016 LTIP	1/8/2016	1/8/2016	2,161	432	1,729	20% annually from 1/8/2017
Mr. Grimes	2016 LTIP	1/8/2016	1/8/2016	2,726	545	2,181	20% annually from 1/8/2017

(2)	The value realized on vesting represents the number of shares vesting multiplied by the closing stock price on the day of vest.

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401(K) SAVINGS PLAN

We adopted a 401(K) Plan under the terms of which, participants may elect to defer a percentage of their compensation and we may match a portion of their deferral. The mutual funds available for investment in the 401(K) Plan for 2017, as well as those fund’s respective rates of return for 2017, are indicated in the below table:

Name of Fund	2017 Rate of Return
American Beacon Small Cap Value Advisor Fund	8.17%
Deutsche Real Estate Securities A Fund	6.11%
Equity Income Separate Account R5 Fund	20.72%
Franklin Small Cap Growth Adv Fund	21.28%
Hartford International Opportunities R4 Fund	24.24%
International Equity Index Separate Account R5 Fund	24.55%
LargeCap Growth I Separate Account R5 Fund	33.43%
LargeCap S&P 500 Index Separate Account R5 Fund	21.29%
MidCap S&P 400 Index Separate Account R5 Fund	15.74%
Oppenheimer Developing Markets A Fund	34.77%
Pioneer Bond A Fund	4.10%
Principal LifeTime Hybrid Income CIT R6 Fund	7.15%
Principal LifeTime Hybrid 2010 CIT R6 Fund	9.74%
Principal LifeTime Hybrid 2015 CIT R6 Fund	11.34%
Principal LifeTime Hybrid 2020 CIT R6 Fund	13.25%
Principal LifeTime Hybrid 2025 CIT R6 Fund	14.88%
Principal LifeTime Hybrid 2030 CIT R6 Fund	16.39%
Principal LifeTime Hybrid 2035 CIT R6 Fund	17.65%
Principal LifeTime Hybrid 2040 CIT R6 Fund	18.66%
Principal LifeTime Hybrid 2045 CIT R6 Fund	19.49%
Principal LifeTime Hybrid 2050 CIT R6 Fund	20.18%
Principal LifeTime Hybrid 2055 CIT R6 Fund	20.49%
Principal LifeTime Hybrid 2060 CIT R6 Fund	20.77%
Prudential High-Yield A Fund	7.47%
SmallCap S&P 600 Index Separate Account R5 Fund	12.86%
Virtus Ceredex Mid-Cap Value Equity A Fund	11.23%
Wells Fargo Discovery A Fund	29.04%

Under the terms of the 401(K) Plan, benefits generally start on or after the date the participant reaches the age of 65. Under applicable law, participants must begin receiving benefits by April 1st following the later of the calendar year in which a participant reaches the age of 70 ½, or stops working for MAA.

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The following table discloses the participation of named executive officers in the 401(K) Plan in 2017:

	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings (Loss) in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)	($)	($)	($)	($)
Mr. Bolton	$24,000	$10,800	$8,668	$50	$80,906
CEO
Mr. Campbell	$18,000	$10,800	$61,546	$50	$451,954
EVP, CFO
Mr. DelPriore	$18,000	$10,600	$11,542	$50	$71,676
EVP, General Counsel
Mr. Grimes	$18,000	$10,800	$65,343	$50	$468,406
EVP, COO

(1)	Mr. Bolton’s contribution represents an annual catch up payment.

(2)	Mr. DelPriore received a true-up registrant contribution from MAA of $200 which is not reflected in the above table as the contribution was not credited on the administrator’s records until 2018.

(3)	The earnings reflected represent deemed investment earnings or losses from voluntary deferrals and our contributions, as applicable. The 401(K) Plan does not guarantee a return on deferred amounts.

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NON-QUALIFIED DEFERRED COMPENSATION

We adopted the Deferred Comp Plan for executive employees. Under the terms of the Deferred Comp Plan, participants may elect to defer a percentage of their compensation and we may match a portion of their deferral. The mutual funds available for investment in the Deferred Comp Plan for 2017, as well as those fund’s respective rates of return for 2017, are indicated in the below table:

Name of Fund	2017 Rate of Return
American Beacon Small Cap Value Advisor Fund - AASSX	8.17%
Deutsche Real Estate Securities A Fund - RRRAX	6.11%
Equity Income R5 Fund - PEIQX	20.72%
Franklin Small Cap Growth Adv Fund - FSSAX	21.28%
Hartford International Opportunities R4 Fund - IHOSX	24.24%
International Equity Index R5 Fund - PIIQX	24.58%
LargeCap Growth I R5 Fund - PPUPX	33.45%
LargeCap S&P 500 Index R5 Fund - PLFPX	21.25%
MidCap S&P 400 Index R5 Fund - PMFPX	15.71%
Oppenheimer Developing Markets A Fund - ODMAX	34.77%
Pioneer Bond A Fund - PIOBX	4.10%
Principal LifeTime 2010 Inst Fund - PTTIX	11.24%
Principal LifeTime 2015 Inst Fund - LTINX	13.19%
Principal LifeTime 2020 Inst Fund - PLWIX	14.97%
Principal LifeTime 2025 Inst Fund - LTSTX	16.76%
Principal LifeTime 2030 Inst Fund - PMTIX	18.42%
Principal LifeTime 2035 Inst Fund - LTIUX	19.70%
Principal LifeTime 2040 Inst Fund - PTDIX	20.70%
Principal LifeTime 2045 Inst Fund - LTRIX	21.39%
Principal LifeTime 2050 Inst Fund - PPLIX	22.13%
Principal LifeTime 2055 Inst Fund - LTFIX	22.53%
Principal LifeTime 2060 Inst Fund - PLTZX	22.69%
Principal LifeTime 2065 Inst Fund - PLJIX	0.00%
Principal LifeTime Strategic Income Inst Fund - PLSIX	8.73%
Prudential High-Yield A Fund - PBHAX	7.47%
SmallCap S&P 600 Index R5 Fund - PSSPX	12.78%
Vanguard Federal Money Market Investor Fund - VMFXX	0.81%
Virtus Ceredex Mid-Cap Value Equity A Fund - SAMVX	11.23%
Wells Fargo Discovery A Fund - WFDAX	29.04%

Distributions from the Deferred Comp Plan for balances prior to 2016 are made in five equal annual installments beginning on the first day following the sixth full month occurring after the earliest of death, disability, or separation from service. Balances from 2016 and forward will be distributed in compliance with the participant’s previous elections for the specific contributions in the form of either a lump-sum payment or substantially equal annual installments amortized over a period not to exceed ten years beginning on the later of January 1st or six months and a day after the participant’s separation from service. Notwithstanding the foregoing, in the case of a participant who becomes entitled to receive benefits on account of disability, the balances from 2016 and forward will be paid in a lump sum on or after the 15th of the first month following determination of disability.

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The following table discloses the participation of named executive officers in the Deferred Comp Plan in 2017:

	Executive Contributions in Last FY	Registrant Contributions in Last FY (1)	Aggregate Earnings (Loss) in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)	($)	($)	($)	($)
Mr. Bolton	$90,470	$41,196	$369,944	$-	$2,609,744
CEO
Mr. Campbell	$139,406	$13,703	$99,861	$-	$790,173
EVP, CFO
Mr. DelPriore	$60,424	$11,813	$58,963	$-	$360,371
EVP, General Counsel
Mr. Grimes	$135,484	$13,912	$82,861	$-	$610,281
EVP, COO

(1)
In 2016, MAA changed the timing of its employer matching contributions from mirroring the timing of employee contributions to matching employee contributions at year end. As a result, the registrant contributions in the above table represent the match from the 2016 plan year as the year end matching contribution is not credited on the administrator’s records until the following calendar year. The below table discloses the year end company match made by MAA for the 2017 plan year for each named executive officer. The below matches are reported in the Summary Compensation Table under “All Other Compensation”.

Name	Year end Registrant Contribution
Mr. Bolton	$77,784
Mr. Campbell	$33,965
Mr. DelPriore	$31,900
Mr. Grimes	$43,015

(2)
The earnings reflected represent deemed combined investment earnings or losses from voluntary deferrals and our contributions, as applicable. The Deferred Comp Plan does not guarantee a return on deferred amounts.

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EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Bolton entered into an employment agreement with us on March 24, 2015, that replaced his previous agreement which had been entered into in 2008. The employment agreement outlines the compensation he will receive and (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for an annual base salary for Mr. Bolton, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

Upon Mr. Bolton’s termination due to death or permanent disability or in the event he is terminated without cause or resigns for good reason, we will pay Mr. Bolton (or his personal representative) all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay him his base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Mr. Bolton will become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options.  Finally, we will pay to Mr. Bolton all legal fees incurred by him in connection with his termination without cause or resignation for good reason.  In this scenario, our current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

If Mr. Bolton is terminated without cause in anticipation of, on, or within three years after a change in control or resigns for good reason within three years after a change in control, he is entitled to receive a payment equal to the sum of 2.99 times his annual base salary in effect on the date of termination plus 2.99 times his average annual cash bonus paid during the two immediately preceding fiscal years. However, if the change in control transaction occurs within three years of the executive’s planned retirement date, the maximum change in control payment would be the base salary and bonus payable to Mr. Bolton through the anticipated date of retirement.  In addition, all stock options and restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change in control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Mr. Bolton all legal fees incurred by him in connection with the change in control termination.

The employment agreement also contains certain confidentiality and non-competition provisions, as well as the agreement of Mr. Bolton, for a period of two years following a change in control termination, not to have an interest in a competitor or engage in a competitive business, in any capacity, within five miles of a property we own at the time of termination of employment.

Messrs. Campbell, DelPriore and Grimes have change in control agreements that were entered into on March 24, 2015. The agreements outline the compensation they will receive under certain change in control scenarios. For Messrs. Campbell and Grimes, these agreements replaced change in control agreements originally entered into in December 1999 which were subsequently amended and restated in 2008.

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Each change in control agreement provides that in the event of a change in control termination, each of Messrs. Campbell, DelPriore and/or Grimes, is entitled to receive a payment equal to the sum of 2.99 times his annual base salary in effect on the date of termination plus 2.99 times his average annual cash bonus paid during the two immediately preceding fiscal years.  In addition, all stock options and restricted stock granted to Messrs. Campbell, DelPriore and/or Grimes shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell, DelPriore and/or Grimes may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change in control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Messrs. Campbell, DelPriore and/or Grimes all legal fees incurred by him in connection with the change in control. The change in control agreements also require that Messrs. Campbell, DelPriore and/or Grimes, for a period of two years following a change in control termination, not have an interest in a competitor or engage in a competitive business, in any capacity, within five miles of a property we own at the time of termination of employment.

Calculation of Benefits. The following tables include an estimate of the potential payments we would be required to make upon termination of employment of the named executive officers in each of the circumstances described below.  In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 29, 2017;

•	The annual salary at the time of termination equals the 2017 base salary as established by the Compensation Committee, and in regards to Mr. Bolton, by the Board, for each named executive officer;

•	There is no accrued and unpaid salary; and

•	There is no unpaid reimbursement for expenses incurred prior to the date of termination.

Termination due to death or disability or by MAA without cause or by the executive officer for good reason in the absence of a change in control:

Severance Benefit Component	Mr. Bolton CEO
12 months base salary (1)	$704,000
Pro-rated bonus	$1,760,000
Equity awards (2), (3)	$6,015,863
Perquisites (4)	$27,219
Total	$8,507,082

(1)	Semi-monthly payments of base salary for one year following the termination date, subject to the six-month delayed payment rule under Section 409A of the Internal Revenue Code.

(2)	Aggregate unvested restricted shares as of December 29, 2017 multiplied by $100.56, the closing price on our common stock on the NYSE on December 29, 2017.

(3)
Includes a pro-rata amount of restricted stock awards which would have been issued under the MAA-Post Merger Executive Incentive Program assuming full attainment of performance metrics based on the amount of time employed by MAA from the grant date through the end of the performance period.

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(4)	Upon a termination, other than death, lump sum payment for 12 months of insurance coverage for health, dental, life and disability substantially equivalent to the costs under our benefit plans.

Termination by us without cause (or by the executive officer for good reason) in anticipation of, on, or within a specified period after a change in control:

Severance Benefit Component	Mr. Bolton CEO	Mr. Campbell EVP, CFO	Mr. DelPriore EVP, General Counsel	Mr. Grimes EVP, COO
2.99 x base salary	$2,104,960	$1,315,600	$1,282,710	$1,348,490
2.99 x bonus (1)	$4,679,350	$1,696,825	$1,627,494	$2,028,760
Pro-rated bonus	$1,760,000	$660,000	$643,500	$902,000
Equity awards (2), (3)	$7,210,824	$3,043,824	$2,337,997	$2,726,745
Perquisites (4)	$54,438	$28,177	$16,429	$24,531
Nonqualified deferred compensation (5)	$-	$-	$16,011	$-
Total	$15,809,572	$6,744,426	$5,924,141	$7,030,526

(1)	Bonus is the average annual cash bonus paid for the two immediately preceding fiscal years.

(2)	Aggregate unvested restricted shares as of December 29, 2017 multiplied by $100.56, the closing price of our common stock on the NYSE on December 29, 2017.

(3)	Includes 100% of the restricted stock awards that can be issued under the MAA-Post Merger Executive Incentive Program.

(4)
For Mr. Bolton, lump sum payment for 24 months of insurance coverage for health, dental, vision, life and disability substantially equivalent to the costs under our benefit plans. For Messrs. Campbell, DelPriore, and Grimes, lump sum payment for 24 month’s insurance coverage for health, dental and vision.

(5)	The amount of any unvested employer contributions under our Deferred Comp Plan.

COMPENSATION RISKS

We believe that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. Furthermore, the Compensation Committee believes that the nature of the various elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with input from independent compensation consultants, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded that the long-term nature of incentive plans tied to total shareholder return or other performance measurements discouraged excessive short-term risk taking. The Compensation Committee also determined that the capped nature of the long-term incentive plans would serve to discourage excessive or inappropriate risk taking in the long term. The Compensation Committee feels there is an appropriate mix of compensation elements to minimize any risk taking by executive officers.

CEO PAY RATIO

As directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, on August 5, 2015, the SEC adopted final rules regarding disclosure of (1) the median of the annual total compensation of all employees of a company, other than its principal executive officer, (2) the annual total compensation of the company’s principal executive officer, and (3) the ratio of those two amounts, or pay ratio. The purpose of this new disclosure requirement is to provide a measure of the equitability of pay within the organization and to assist shareholders in better understanding and assessing a company’s executive compensation practices. We encourage you to consider this information in conjunction with the information provided in the Compensation Discussion & Analysis section of this Proxy Statement, which includes discussions on our compensation philosophy, percentage of variable executive pay tied to company performance results and total shareholder return, peer comparisons and other information you may find useful in evaluating the appropriateness of our executive compensation packages.

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Our pay ratio is provided to assist you in evaluating our compensation practices and may not be meaningful when compared against other companies as impacts of varying organizational structures on employment bases and their respective compensation practices may impact the pay ratios between and within industries.

Our principal executive officer is Mr. Bolton, who serves as our CEO. To identify our median employee, we reviewed the 2017 income reported in Box 1 of Form W-2 for employees of MAA and its subsidiaries. While the value in Box 1 of Form W-2 is not calculated in the same manner as the total compensation in the Summary Compensation Table (the value on which the pay ratio is based), we felt it provided a consistent reporting value which could be applied across all employees and it includes values for the largest categories of compensation represented in the Summary Compensation Table, which are salary, cash bonuses and stock awards. In regards to MAA’s compensation packages, the largest difference between the compensation reported in the Summary Compensation Table and Box 1 of Form W-2 is the value associated with stock awards, as the Summary Compensation Table reflects the full grant date fair value in accordance with FASB ASC Topic 718 in the year of grant while Box 1 of Form W-2 reflects the actual income realized in the year of vesting of earned stock awards. While these values can be materially different, given the nature and number of the participants in our equity incentive plans, we believe the differences in value would not move a participant from above the median to below the median and, therefore, would not have an impact on the identification of our median employee.

The below outlines the full population of employees included in our analysis to identify our median employee:

•	Employed by MAA or any of its subsidiaries;

•	Employed on December 31, 2017;

•	Classified as full-time, part-time or temporary.

However, we did not include:

•	Our CEO;

•	Contract workers;

•	Temporary workers employed by, and whose compensation was determined by, an unaffiliated third party.

MAA does not have seasonal or international employees.

The below outlines the adjustments we made to the Box 1 of Form W-2 values for the included employees before identifying the median employee:

•	Annualized income of full-time and part-time employees hired after January 1, 2017

•	Annualized income of employees who were on leave for a portion of the year for active military duty, under the Family and Medical Leave Act or as a result of an unpaid leave of absence

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We did not make any cost-of-living adjustments to the compensation of employees located in states and cities other than the state and city in which our principal executive officer resides.

After identifying the median employee using the above methodology, we then calculated that employee’s compensation to match the required disclosures in the Summary Compensation Table, resulting in a total annual compensation for our median employee of $48,577 for 2017. When considering our principal executive officer’s total annual compensation of $6,526,530 for 2017, the ratio of our median employee’s total annual compensation to our principal executive officer’s total annual compensation was 1:134. If we exclude from the calculation equity-based compensation (which will not be realized unless certain performance measures are achieved), the ratio of our median employee’s total annual compensation of $48,577 for 2017 to our principal executive officer’s total annual compensation of $2,329,564 for 2017 was 1:50.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2017, the Compensation Committee consisted of Philip W. Norwood, as Chairman, Toni Jennings, James K. Lowder, Monica McGurk and Claude B. Nielsen. None of the current members of the Compensation Committee is or was an officer or employee of the company. During 2017, none of our named executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on our Board or Compensation Committee.

AUDIT MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual Proxy Statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2017 with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and other matters required by the charter of this committee.

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The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526, and has discussed with Ernst & Young LLP their independence from the company and its management.

The Audit Committee has received both management’s and the independent registered public accounting firm’s reports on internal control over financial reporting and has discussed those reports.

The Audit Committee has discussed with management and representatives of the independent registered public accounting firm such other matters and received such assurances from them as they deemed appropriate.

As a result of their review and discussions, the Audit Committee has recommended to the Board of Directors the inclusion of our audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

AUDIT COMMITTEE:
Alan B. Graf, Jr. (Chair)
Russell R. French
W. Reid Sanders
Gary Shorb

AUDIT AND NON-AUDIT FEES

The following table shows the fees paid or accrued by us for audit and other services provided by Ernst & Young LLP, our independent registered public accounting firm effective October 31, 2005, for the years ended December 31, 2017 and 2016.

SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2002, our Audit Committee began pre-approving all services provided by our independent registered public accounting firm and has pre-approved all new services since that time.

	2017	2016
Audit Fees (1)	$2,216,924	$1,967,513
Audit Related Fees (2)	$89,804	$1,144,042
Tax Fees (3)	$404,509	$766,497
All Other Fees (4)	$1,960	$1,975
Total Fees	$2,713,197	$3,880,027

(1)
Audit Fees consists of fees billed for professional services rendered and expenses incurred relating to the audit of our financial statements and internal control over financial reporting, the review of our interim financial statements and for work on securities offerings and other filings with the SEC, including comfort letters, consents and comment letters.

(2)
Audit-Related Fees consists of fees billed for professional services rendered and expenses incurred for assurance and other services related to the audit of our financial statements. In both 2017 and 2016, Audit-Related Fees included fees billed specifically pertaining to our merger with Post, including an audit of Post, and various registration statements for capital market-related filings.

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(3)
Tax Fees consists of fees billed for professional services rendered and expenses incurred related to tax return preparation and compliance, and general tax consulting. For 2017, Tax Fees included fees billed specifically pertaining to tax return compliance, analysis of a taxable REIT subsidiary tax basis and an update to a cost segregation study. For 2016, Tax Fees included fees billed specifically pertaining to tax-related due diligence support for our merger with Post and a special project regarding review of a taxable REIT subsidiary restructuring.

(4)	All Other Fees consists of fees billed for a subscription to online accounting and tax information services.

The Audit Committee has determined that the nature and level of non-audit related services that Ernst & Young LLP provides to MAA is compatible with maintaining the independence of Ernst & Young LLP.

POLICIES REGARDING INDEPENDENT AUDITORS

The Audit Committee has the sole authority to appoint or replace the independent public accounting firm and is responsible for the compensation and oversight of the work of the independent public accounting firm for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attestation services for MAA. As such, the independent public accounting firm reports directly to the Audit Committee.

The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed by the independent public accounting firm. The Audit Committee has delegated the authority to pre-approve such services and fees to the Chairman of the Audit Committee when scheduling a full committee meeting to timely consider a proposed service or fee is not feasible. Any decisions to pre-approve services or fees made solely by the Chairman of the Audit Committee must be presented to the full Audit Committee at its next scheduled meeting. Authority to pre-approve services and fees of the independent public accounting firm may not be delegated to any member of management.

MAA will not hire an individual who is concurrently an employee of its independent registered public accounting firm, nor will MAA hire an individual in an accounting role or financial reporting oversight role if they remain in a position to influence MAA’s independent registered public accounting firm’s operations or policies.

MAA’s Principal Accounting Officer or Chief Financial Officer must approve the hiring of any candidate who served on the independent public accounting firm’s audit engagement team for MAA. MAA will not hire a former member of the independent registered public accounting firm’s audit engagement team in an accounting or financial reporting oversight role before a required “cooling-off” period has elapsed. Furthermore, management discloses all hires of former members of the independent registered public accounting firm’s audit engagement team for accounting or financial reporting oversight roles to the Audit Committee at least quarterly.

The Audit Committee ensures the rotation of the lead audit partner and audit engagement team partners of MAA’s independent registered public accounting firm is done in compliance with NYSE and SEC regulations. Consequently, the lead audit partner for the 2017 audit will not serve on MAA’s audit engagement team for the 2018 audit.

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PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

MATTER TO BE VOTED Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2018.
The Audit Committee is responsible for selecting our independent registered public accounting firm and has selected Ernst & Young LLP to audit our financial statements for the 2018 fiscal year. Although shareholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018, our Board believes that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is a matter of good corporate governance.

VOTE REQUIRED
Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of Ernst & Young LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

	Impact of Abstentions and Broker Non-Votes	Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
BOARD RECOMMENDATION	FOR
On behalf of the Audit Committee, our Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018. In the event you do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of Ernst & Young LLP. Even if you do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of the company and its shareholders.

Ernst & Young LLP audited MAA’s annual financial statements for the fiscal year ended December 31, 2017, and MAA’s internal control over financial reporting as of December 31, 2017. On February 20, 2018, following a review of the qualifications, performance and independence of Ernst & Young LLP, the Audit Committee appointed Ernst & Young LLP to be MAA’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

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Ernst & Young LLP has performed as MAA’s external auditors continuously since October 2005. The Audit Committee believes that the appointment of Ernst & Young LLP as MAA’s independent registered public accounting firm for 2018 is in the best long-term interest of MAA’s stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

INFORMATION ABOUT VOTING

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only shareholders of record at the close of business on the record date, March 16, 2018, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on the record date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. The only class of stock that can be voted at the Annual Meeting is our common stock.  Each share of common stock is entitled to one vote on all matters that come before the Annual Meeting. As of the close of business on March 16, 2018, we had 113,703,314 shares of common stock outstanding.

SHAREHOLDERS OF RECORD:  SHARES REGISTERED IN YOUR NAME

If on March 16, 2018 your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, then you are a shareholder of record.  As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed Proxy Card, or vote by proxy over the phone or on the Internet as instructed below, to ensure your vote is counted.

BENEFICIAL OWNER:  SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If on March 16, 2018 your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent or nominee.

WHAT IF I HAVE SHARES IN THE MAA EMPLOYEE STOCK OWNERSHIP PLAN?

If you had shares in an account under our Employee Stock Ownership Plan on March 16, 2018, you have the right to vote the shares in your account. To do this, you must sign and timely return the Proxy Card you received with this Proxy Statement, or grant your proxy by phone or over the Internet by following the instructions on the Proxy Card.

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HOW DO I VOTE MY SHARES?

SHAREHOLDERS OF RECORD
If you are a shareholder of record (your shares are registered directly in your name with our transfer agent) you may vote your shares in person or by proxy.
In Person	You may attend the Annual Meeting and vote in person.

Even if you plan to attend the Annual Meeting, we encourage you to take advantage of one of the advance proxy voting options to assure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described later in “Can I Change My Vote After I Return My Proxy”.

By Proxy
You can vote by phone, on the Internet or by mail. We encourage you to vote by phone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your Proxy Card by mail.

By Phone:  You may submit your voting instructions by phone by following the instructions printed on the Proxy Card. If you submit your voting instructions by phone, you do not have to mail in your Proxy Card.

By Internet: You may vote on the Internet by following the instructions printed on the Proxy Card. If you vote on the Internet, you do not have to mail in your Proxy Card.

By Mail:  If you properly complete and sign the enclosed Proxy Card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

BENEFICIAL OWNERS
If you are a beneficial owner (your shares are held in an account with a brokerage firm, bank, dealer or similar organization), you may vote your shares in person or by proxy.
In Person	You may attend the Annual Meeting and vote in person.
You may attend the Annual Meeting and vote in person; however, you will need to present a valid proxy from your broker permitting you to vote the shares in person at the Annual Meeting.
By Proxy
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Proxy Card and voting instructions with these proxy materials from that organization rather than from us.

Complete and mail the Proxy Card to ensure that your vote is counted.  Alternatively, follow the instructions provided by your broker or bank to vote by phone or over the Internet as that organization allows.

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HOW WILL MY VOTE BE CAST?

Your vote will be cast as you indicate on your Proxy Card.  If you submit an executed Proxy Card without marking your voting selections, your shares will be voted as follows:

1.	FOR the election of the 12 directors named herein to serve for one year and until their successors have been duly elected and qualified;

2.	FOR the advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	FOR the approval of the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan; and

4.	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2018.

If any additional matters are properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares as recommended by the Board or, if no recommendation is given, in accordance with his or her best judgment. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Against” and “Abstain” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes.  Shares represented by such broker non-votes will be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may submit another properly completed Proxy Card bearing a later date;

2.	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138; or

3.	You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. Attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

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HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:	ELECTION OF DIRECTORS
Votes cast “For” the nominee must exceed the votes cast “Against” the nominee for the nominee to be elected.	Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
If a nominee fails to receive more “For” votes than votes cast “Against” and is an incumbent director, the nominee is required to tender his or her resignation to the Nominating and Corporate Governance Committee of the Board for consideration, and the Nominating and Corporate Governance Committee will determine whether it is advisable to accept or reject the resignation and will submit a recommendation to the Board for consideration.

PROPOSAL 2:	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Votes cast “For” the proposal must exceed the votes cast “Against” the proposal.	Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

PROPOSAL 3:	APPROVE SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN
Votes cast “For” the proposal must exceed the votes cast “Against” the proposal.	Abstentions will have the legal effect of votes against the proposal. Broker non-votes will not have any legal effect on whether this proposal is approved.

PROPOSAL 4:	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Votes cast “For” the proposal must exceed the votes cast “Against” the proposal.	Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of Ernst & Young LLP for ratification in order to obtain the views of our shareholders. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

HOW MANY SHARES MUST BE PRESENT TO CONSTITUTE A QUORUM FOR THE MEETING?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock are represented by shareholders present at the Annual Meeting in person or by proxy. On March 16, 2018, the record date, there were 113,703,314 shares of common stock outstanding and entitled to vote. Thus, 56,851,658 shares of common stock must be represented by shareholders present in person or by proxy at the Annual Meeting to have a quorum.

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Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final results will be disclosed in a Current Report on Form 8-K, which can be found using the “SEC Filings and Reports” link on the “For Investors” page of our website at http://ir.maac.com following the Current Report on Form 8-K’s filing with the SEC within four business days of the Annual Meeting.  Information from our website is not incorporated by reference into this Proxy Statement.

ADDITIONAL INFORMATION

DO DIRECTORS ATTEND THE ANNUAL MEETING?

We encourage, but do not require our directors to attend our Annual Meeting. 12 of our then 13 directors, attended the 2017 Annual Meeting of Shareholders.

HOW AND WHEN MAY I SUBMIT A SHAREHOLDER PROPOSAL FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS?

Shareholders who wish to submit proposals for inclusion in our proxy materials to be furnished to shareholders in connection with our 2019 Annual Meeting of Shareholders (other than proxy access director nominations) must comply with our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. To be included in our proxy materials furnished by us to shareholders, such proposals must be sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138 and be received no later than the close of business on December 18, 2018.

Shareholders may also directly submit proposals at our 2019 Annual Meeting of Shareholders, including proposals to nominate their own persons for election as directors by our shareholders.  Our Bylaws provide requirements for ownership and certain procedures that a shareholder must follow to make their own nominations of persons for election as directors, or to submit other business, at an annual meeting of shareholders that is not included in our proxy materials.  Pursuant to our Bylaws, shareholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must give timely notice thereof in writing to our Corporate Secretary that contains all of the information required by our Bylaws and prepare their own proxy materials for our shareholders. To be timely for the 2019 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on February 21, 2019 and no earlier than the close of business on January 22, 2019. We also advise you to review our Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations, including different notice submission date requirements in the event we do not hold our 2019 Annual Meeting of Shareholders between April 22, 2019 and July 21, 2019.  The Chairman of the 2019 Annual Meeting of Shareholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2019 Annual Meeting of Shareholders will confer discretionary voting authority with respect to any matter presented by a shareholder at that meeting for which we have not been provided with timely notice. Shareholder proposals must be sent to Attention: Corporate Secretary, MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138.

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WHAT ARE THE PROXY ACCESS NOTICE PROCEDURES FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS?

Our proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of MAA’s outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws.  Our Bylaws require eligible shareholders to give advance notice of any proxy access director nomination.  The required notice, which must include the information and documents set forth in our Bylaws, must be given no less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders.  Accordingly, to be timely for the 2019 Annual Meeting of Shareholders, our Corporate Secretary must receive the required notice no later than December 10, 2018. Notice must be sent to Attention: Corporate Secretary, MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138.  We advise you to review our Bylaws, which contain additional requirements regarding advance notice of proxy access director nominations, including different notice submission date requirements in the event we do not hold our 2019 Annual Meeting of Shareholders between April 22, 2019 and July 21, 2019.

HOW CAN I OBTAIN THE ANNUAL REPORT ON FORM 10-K?

Our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, including the financial statements, and financial statement schedules is being mailed along with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2017, including all exhibits may be obtained from the “SEC Filings and Reports” link on the “For Investors” page of our website at http://ir.maac.com or received free of charge by writing Investor Relations at MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138. Information from our website is not incorporated by reference into this Proxy Statement.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. We expect that this Proxy Statement will first be sent to shareholders on or about April 9, 2018. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by phone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

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We and some brokers household proxy materials, delivering one copy of proxy materials to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to householding. If at any time you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please do one of the following: (a) notify your broker if your shares are held in a brokerage account or by marking the appropriate box on your Proxy Card if you hold registered shares; or (b) notify us in writing at MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, Attention:  Corporate Secretary, or by calling (901) 682-6600.

We can only household registered shares. If you own registered shares as well as hold shares in a brokerage account, you will continue to receive multiple copies of the Proxy Statement. Similarly, if you own shares in more than one brokerage firm, you can only household the Proxy Statements you receive within each individual brokerage house. If you receive more than one set of proxy materials and proxy cards, please promptly complete, sign and return each proxy card that you receive or give your proxy authorization over the Internet or by phone to ensure that all of your shares are represented and voted.

WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Legal Department at 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, or email investor.relations@maac.com or call (901) 682-6600.

OTHER MATTERS

Our Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie B.C. Wolfgang
Senior Vice President, Chief Ethics and Compliance Officer, and Corporate Secretary

April 9, 2018

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APPENDIX A

SECOND AMENDED AND RESTATED
MID-AMERICA APARTMENT COMMUNITIES, INC.
2013 STOCK INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons of Mid-America Apartment Communities, Inc. (the “Company”), and the employees and other key persons of Mid-America Apartments, L.P. (the “Operating Partnership”) and the Company’s other Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights, Cash-Based Awards and Other Stock-Based Awards.

“Board” means the Board of Directors of the Company as constituted from time to time.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board.

“Company” means Mid-America Apartment Communities, Inc., a Tennessee corporation, and any successor thereto.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

“Dividend Equivalent Right” means any Award granted pursuant to Section 13.

“Effective Date” means the date on which the Plan was approved by shareholders as set forth in Section 21.

“Fair Market Value” on any given date means the last reported sale price of the Stock on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading or, if none of the foregoing is applicable, then the Fair Market Value of the Stock as determined in good faith by the Administrator.

“Incentive Stock Option” means any Stock Option that qualifies as and is designated in writing in the related Option agreement as constituting an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Partnership” means Mid-America Apartments, L.P., a Tennessee limited partnership, and any successor thereto.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock-Based Award” means any Award granted pursuant to Section 10.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Unit, Performance Share Award or Other Stock-Based Award granted to an employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, region, or Subsidiary of the Company, that will be used to establish Performance Goals are limited to the following: funds from operations, funds from operations per share, adjusted funds from operations, adjusted funds from operations per share, net operating income, gross operating income, total shareholder return, earnings per share, stock price, acquisitions, dispositions, strategic transactions, portfolio or regional occupancy rates, portfolio or regional rent rates, portfolio or regional revenue rates, return on capital, assets, equity, development, or investment, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of one or more peer groups.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a participant’s right to and the payment of a Restricted Stock Award, Restricted Stock Unit, Performance Share Award or Other Stock-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means Awards granted pursuant to Section 9.

“Restricted Stock Award” means any Award granted pursuant to Section 6.

“Restricted Stock Unit” means any Award granted pursuant to Section 7.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a)   Committee. The Plan shall be administered by either the Board or the Committee (in either case, the “Administrator”). Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule. Each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(b)   Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)        to select the individuals to whom Awards may from time to time be granted;

(ii)       to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Other Stock-Based Awards, or any combination of the foregoing, granted to any one or more participants;

(iii)      to determine the number of shares of Stock to be covered by any Award;

(iv)      to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that except as otherwise provided in Section 3(b) or 3(c), the Administrator is not permitted to reduce the exercise price of Stock Options or effect repricing of Stock Options through cancellation and re-grants or cancellation in exchange for cash;

(v)       to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving a Sale Event or the death, disability or termination of employment of a Plan participant;

(vi)      subject to the provisions of Section 5(c), to extend at any time the post-termination period in which Stock Options may be exercised;

(vii)     to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan participants.

(c)   Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be awarded during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,000,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be added to the shares authorized for grant under the Plan.   In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. With respect to grants made or compensation earned under the Plan, Stock Options with respect to no more than 100,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)   Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make equitable or proportionate adjustments in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and/or (v) the price for each share subject to any then outstanding Stock Options under the Plan, without reducing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options). The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and/or the terms of outstanding Awards to take into account cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event, other than those contemplated by Section 3(c) hereof, to the extent determined to be necessary by the Administrator to avoid distortion in the value of the Awards. Notwithstanding anything to the contrary set forth in this Section 3(b), no adjustment shall be required pursuant to this Section 3(b) if the Administrator determines that such action could cause an Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award. All adjustments made by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)   Mergers. In contemplation of and subject to the consummation of a Sale Event, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Sale Event. In the event that, pursuant to clause
(ii) above, Awards will terminate immediately prior to the consummation of the Sale Event, all vested Awards, other than Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Stock pursuant to the business combination (the “Merger Price”) and all Stock Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options; provided, however, that each participant may be permitted, within a specified period determined by the Administrator prior to the consummation of the Sale Event, to exercise all outstanding Stock Options, including those that are not then exercisable, subject to the consummation of the Sale Event.

(d)   Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Awards granted pursuant to this Section 3(d) shall not reduce the number of shares of Stock otherwise available for issuance pursuant to the Plan under Section 3(a).

(e)  Outside Director Limitation. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Independent Director under this Plan during any single calendar year shall not exceed $400,000 and the value of all other cash compensation paid by the Company to any Independent Director during any single calendar year shall not exceed $250,000.

SECTION 4.	ELIGIBILITY

Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Company, the Operating Partnership and the Company’s other Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company, the Operating Partnership and the Company’s other Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

(a)   Form of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Notwithstanding the foregoing, no Incentive Stock Option shall be granted under the Plan after March 13, 2028.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)   Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)   Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(d)   Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. In the event that on the last business day of the term of a Stock Option, other than an Incentive Stock Option (i) the exercise of the Stock Option is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option shall be extended for a period of thirty (30) days following the expiration of the legal prohibition, black-out period or lock-up agreement.

(e)   Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i)     In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)    Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)   By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv)   With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)   Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	RESTRICTED STOCK AWARDS

(a)   Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the participant executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b)  Rights as a Shareholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock and receipt of dividends. Notwithstanding the foregoing, cash dividends on shares covered by the Restricted Stock Award that remain subject to risk of forfeiture due to failure to meet performance-based conditions must be retained by or repaid by the participant to the Company; provided that, to the extent provided for in the Restricted Stock Award agreement, an amount equal to such cash dividends retained or repaid by the participant may be paid to the participant upon the lapsing of the performance-based conditions with respect to such Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)   Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the participant or the participant’s legal representative.

(d)   Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

SECTION 7.	RESTRICTED STOCK UNITS

(a)   Nature of Restricted Stock Units. An Award of Restricted Stock Units is an Award of phantom stock units to a participant, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Unit is contingent on the participant executing the Award agreement. The terms and conditions of each such Award agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. Except in the case of Restricted Stock Units with a deferred settlement date that satisfies Section 409A of the Code, at the end of the vesting period, the Restricted Stock Unit, to the extent vested, shall be settled in the form of shares of Stock. Any payment of shares of Stock under an Award of Restricted Stock Units subject to Section 409A of the Code to a participant on account of the participant’s separation of service may not be made before the date that is six months after the date of separation from service if the participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code.

(b)   Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such participant in the form of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)   Rights as a Shareholder. A participant shall have the rights as a shareholder only as to shares of Stock acquired by the participant upon settlement of Restricted Stock Units; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the Restricted Stock Units, subject to the provisions of Section 13(a) and such terms and conditions as the Administrator may determine.

(d)   Restrictions. A Restricted Stock Unit may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)   Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a participant’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 8.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

SECTION 9.	PERFORMANCE SHARE AWARDS

(a)   Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b)   Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares of Stock actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

(c)   Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

(d)   Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 17, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10.	OTHER STOCK-BASED AWARDS

(a)   Nature of Other Stock-Based Awards. An Other Stock-Based Award includes other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock, including without limitation, convertible preferred stock, convertible debentures, exchangeable securities and Awards valued by reference to book value or subsidiary performance. An Other Stock-Based Award may be granted to any participant either alongside or in addition to or in tandem with Stock Options, Restricted Stock or Restricted Stock Units granted under the Plan and/or cash awards made outside of the Plan. Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased with a purchase right awarded under this Section 10 shall be priced at least 25 percent of the Fair Market Value of the Stock on the date of grant. The grant of an Other Stock-Based Award may be subject to restrictions and conditions as the Administrator may determine at the time of grant, including conditions based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of an Other Stock-Based Award is contingent on the participant executing the Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b)   Rights as a Shareholder. Until such time as an Other Stock-Based Award is actually paid out in shares of Stock, a participant shall have no rights as a holder of Stock.

(c)   Restrictions. An Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award agreement.

(d)   Termination. Except as may otherwise be provided by the Administrator in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a participant’s rights in all Other Stock-Based Awards that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 11.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)   Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Unit, Performance Share Award, Other Stock-Based Award or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a region, division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b)   Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)   Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)   Maximum Award Payable. Effective as of the Effective Date, the maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 150,000 shares (subject to adjustment as provided in Section 3(b) hereof) or $5,000,000 in the case of a Performance-Based Award that is a Cash-Based Award. For Awards granted prior to the Effective Date, the limits set forth in Section 12(d) of the Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan shall apply.

SECTION 13.	DIVIDEND EQUIVALENT RIGHTS

(a)   Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of an Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Other Stock-Based Award with performance-based vesting or Performance Share Award shall provide that such Dividend Equivalent Right may not be exercisable or payable unless and until the performance-based conditions have been met.

(b)  Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)   Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	TAX WITHHOLDING

(a)   Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company’s obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

(b)  Payment in Stock. Subject to approval by the Administrator, a participant may elect to have the tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the participants.

SECTION 15.	TRANSFERABILITY OF AWARDS

(a)   Transferability. Except as provided in Section 15(b) below, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant, or by the participant’s legal representative or guardian in the event of the participant’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)   Administrator Action. Notwithstanding Section 15(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the participant (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate Family Members for no value or consideration, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a participant for value.

(c)   Family Member. For purposes of Section 15(b), “Family Member” shall mean a participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant of the participant), a trust in which these persons (or the participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than 50 percent of the voting interests.

(d)   Designation of Beneficiary. Each participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the participant’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased participant, or if the designated beneficiaries have predeceased the participant, the beneficiary shall be the participant’s estate.

SECTION 16.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17.	AMENDMENTS AND TERMINATION

Unless sooner terminated as herein provided, the Plan shall terminate on the tenth anniversary of the date the Plan is approved by the Administrator and no Award shall be granted under the Plan on and after such date. The termination of the Plan shall not adversely affect the rights under any outstanding Award without the holder’s written consent. The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing of Stock Options through cancellation and re-grants or cancellation in exchange for cash. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 17 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c).

SECTION 18.	STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the participant’s separation from service, or (ii) the participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 20.	GENERAL PROVISIONS

(a)   No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)   Delivery of Stock Certificates. Stock certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the participant by electronic mail (with proof of receipt) or by United States mail, addressed to the participant, at the participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)   Shareholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the participant with respect to an Award.

(d)   Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any employee any right to continued employment with the Company, the Operating Partnership or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

(e)   Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

(f)   Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon shareholder approval in accordance with Tennessee law, the Company’s amended and restated charter and bylaws and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Tennessee, applied without regard to conflict of law principles.

DATE OF APPROVAL OF PLAN BY BOARD: March 13, 2018

DATE OF APPROVAL BY SHAREHOLDERS: ____________, 2018

APPENDIX B

Non-GAAP Financial Measures

FFO, a non-GAAP financial measure, represents net income available for MAA common shareholders (computed in accordance with GAAP) excluding extraordinary items, asset impairment, and gains or losses on disposition of real estate assets, plus net income attributable to noncontrolling interest, depreciation and amortization of real estate, and adjustments for joint ventures to reflect FFO on the same basis. Because noncontrolling interest is added back, FFO, when used in this Proxy Statement, represents FFO attributable to MAA.

FFO should not be considered as an alternative to net income available for MAA common shareholders, which is the most directly comparable GAAP financial measure, as an indicator of MAA’s operating performance. MAA believes that FFO is helpful to investors in understanding MAA’s operating performance primarily because its calculation excludes depreciation and amortization expense on real estate assets.  MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. While MAA’s calculation of FFO is in accordance with the National Association of Real Estate Investment Trusts’, or NAREIT’s, definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs.

FFO less MI is composed of FFO less merger and integration related expenses.  FFO less MI should not be considered as an alternative to net income available for MAA common shareholders, which is the most directly comparable GAAP financial measure, as an indicator of MAA’s operating performance.

The reconciliation of the differences between FFO and FFO less MI, on the one hand, and net income available for MAA common shareholders, on the other hand, is set forth below.

Dollars in thousands, except per share data

	Year ended December 31,		Percent Change
	2017	2016
Net income available for MAA common shareholders	$324,691	$211,915
Depreciation and amortization of real estate assets	489,503	319,528
Gain on sale of depreciable real estate assets	(127,386)	(80,397)
Loss on disposition within unconsolidated entities	-	98
Depreciation and amortization of real estate assets of real estate joint ventures	596	61
Net income attributable to noncontrolling interests	12,157	12,180
Funds from operations attributable to MAA, or FFO	699,561	463,385
Merger and integration related expenses, or MI	19,990	40,823
FFO less MI	$719,551	$504,208

Weighted average common shares and units - Diluted, or Share	117,840	82,918
FFO per Share	$5.94	$5.59	6.3%
FFO less MI per Share	$6.11	$6.08

B-1

MAA

MID-AMERICA APARTMENT COMMUNITIES, INC.
ATTN: CORPORATE SECRETARY
6815 POPLAR AVE., SUITE 500
GERMANTOWN, TN 38138

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40786-P04828

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MID-AMERICA APARTMENT COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. H. Eric Bolton, Jr.	☐	☐	☐
1b. Russell R. French	☐	☐	☐
1c. Alan B. Graf, Jr.	☐	☐	☐
1d. Toni Jennings	☐	☐	☐
1e. James K. Lowder	☐	☐	☐
1f. Thomas H. Lowder	☐	☐	☐
1g. Monica McGurk	☐	☐	☐
1h. Claude B. Nielsen	☐	☐	☐
1i. Philip W. Norwood	☐	☐	☐
1j. W. Reid Sanders	☐	☐	☐
1k. Gary Shorb	☐	☐	☐
1l. David P. Stockert	☐	☐	☐

	Yes	**No**
HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. Advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐
3. Vote to approve the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan.	☐	☐	☐
4. Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2018.	☐	☐	☐

Note: In accordance with their best judgment, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E40787-P04828

MID-AMERICA APARTMENT COMMUNITIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2018, 11:00 AM CDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Albert M. Campbell, III, and Leslie B.C. Wolfgang and each of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on March 16, 2018 at the Annual Meeting of Shareholders to be held on May 22, 2018, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

Continued and to be signed on reverse side